UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Zoetis Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NOTICE OF

ANNUAL MEETING

AND

PROXY STATEMENT

Zoetis Inc. 10 Sylvan Way Parsippany, NJ 07054

NOTICE OF 2017 ANNUAL MEETING OF SHAREHOLDERS

WHEN Thursday, May 11, 2017 10:00 a.m. Eastern Time WHERE Hilton Short Hills 41 John F. Kennedy Parkway Short Hills, New Jersey 07078 RECORD DATE Close of Business on March 17, 2017

ITEMS OF BUSINESS

1.    Election of Class I Directors until the 2020 Annual Meeting of Shareholders for a three-year term as set forth in this proxy statement

2.    An advisory vote to approve the company’s executive compensation (Say on Pay)

3.    Ratification of the appointment of KPMG LLP as the company’s independent registered public accounting firm for 2017

4.    Such other business as may properly come before the Annual Meeting

PROXY VOTING Shareholders of record on the Record Date are entitled to vote by proxy in the following ways:

By calling 1 (800) 652-8683 (toll free) in the United States or Canada	Online at www.envisionreports.com/ZTS	By returning a properly completed, signed and dated proxy card

Sincerely yours,

Heidi C Chen

Executive Vice President,

General Counsel and Corporate Secretary

March 31, 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2017 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 11, 2017:

Zoetis Inc.’s Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2016 are available online at www.edocumentview.com/ZTS. We are furnishing proxy materials to our shareholders primarily via “Notice and Access” delivery. On or about March 31, 2017, we mailed to our shareholders a notice of Internet availability of proxy materials. This notice contains instructions on how to access our proxy statement and 2016 Annual Report and vote online.

ZOETIS 2017 PROXY STATEMENT

PROXY SUMMARY

This summary highlights certain information in this proxy statement. As it is only a summary, please review the complete Zoetis Inc. (“we”, “us”, “our”, the “company” or “Zoetis”) Proxy Statement and 2016 Annual Report before you vote.

2016 BUSINESS HIGHLIGHTS

In 2016, our leadership team drove strong operating performance by building on the strength of our business model defined by our three interconnected capabilities that have been critical to our success since becoming a public company: direct customer relationships, innovative research and development and high-quality manufacturing and supply.

●	Business Review. We completed the review of our business operations that was launched in 2015, referred to as our “Business Review”, and made significant progress toward our Business Review’s goals of: (1) reducing complexity that does not add value for our customers or our business; (2) optimizing resource allocation and efficiency; and (3) better positioning Zoetis for long-term profitable growth. By the end of 2016, we exited or reduced our footprint in several markets; eliminated approximately 5,000 product stock keeping units from our product portfolio; and implemented organizational changes to create a more efficient, simple and flexible structure for our company. With the progress on our Business Review in 2016, we are on target to exceed our goal of achieving a $300 million reduction in our operating expense base by the end of 2017.

●	Financial Highlights. Our 2016 financial performance is highlighted below.

(For more information please review the Company’s Annual Report on Form 10-K for fiscal year 2016 and this proxy statement.)

¡	Revenues. For full year 2016, reported revenue was $4.888 billion, with revenue growth of 5% on an operational[1] basis. We saw strong operational revenue growth in the United States, as well as in a number of our international markets, driven by our diverse portfolio and the successful launch of several new products, particularly in the companion animal business line.

¡	Adjusted Net Income. Net income for 2016 was $821 million and adjusted net income[2] for 2016 was $975 million, reflecting an increase of 10% over 2015. In line with our long-term value proposition, we grew adjusted net income faster than revenue, demonstrating our focus on long-term profitable growth.

¡	Earnings Per Share (“EPS”). Reported diluted EPS for 2016 was $1.65 per diluted share, compared to $0.68 per diluted share reported in 2015. Adjusted diluted EPS[2] for 2016 was $1.96 per diluted share, an increase of 11% over the 2015 amount of $1.77 per diluted share.

Our 2016 financial performance as compared to 2015 is reflected in the chart below.

[1]	Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.
[2]	Adjusted net income and adjusted diluted EPS (non-GAAP financial measures) are defined as reported net income attributable to Zoetis and reported diluted EPS, excluding purchase accounting adjustments, acquisition-related costs and certain significant items such as costs associated with implementing organizational changes resulting from our Business Review and costs associated with becoming an independent public company. Pages 47 to 50 of our 2016 Annual Report on Form 10-K, filed with the SEC on February 16, 2017, contain a reconciliation of these non-GAAP financial measures to reported results under GAAP for 2016.

ZOETIS 2017 PROXY STATEMENT	1

PROXY SUMMARY

●	Value-Added Investment Opportunities. Our Research & Development (“R&D”) team continued to increase long-term portfolio value in 2016. We received approval for more than 200 new and enhanced products and launched several new important products, including CytopointTM, the first monoclonal antibody licensed for dogs suffering from atopic dermatitis, and Simparica®, a chewable treatment for ticks and fleas in dogs. We also expanded our livestock and companion animal vaccine portfolios.

●	Acquisitions. We executed on our strategy to deploy capital in acquisitions that strengthen our portfolio, including our acquisition of Scandinavian Micro Biodevices, a pioneer in the development and manufacturing of microfluidic “lab on a chip” diagnostic analyzers and tests for veterinary point-of-care services.

2017 ANNUAL MEETING

Time and Date	Thursday, May 11, 2017, at 10:00 a.m. EDT
Place	Hilton Short Hills 41 John F. Kennedy Parkway Short Hills, New Jersey 07078
Record Date	Close of business on March 17, 2017
Voting	Shareholders on the record date are entitled to one vote per share on each matter to be voted upon at the Annual Meeting.
Admission

We do not require tickets for admission to the meeting, but we do limit attendance to shareholders on the record date or their proxy holders. Please bring proof of your common share ownership, such as a current brokerage statement, and photo identification.

MEETING AGENDA ITEMS

ELECTION OF DIRECTORS

You are being asked to elect 3 directors – Gregory Norden, Louise M. Parent and Robert W. Scully – to hold office until the 2020 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal.

2	ZOETIS 2017 PROXY STATEMENT

PROXY SUMMARY

SUMMARY INFORMATION ABOUT OUR DIRECTOR NOMINEES AND CONTINUING DIRECTORS

			Committee Memberships(1)				Qualifications and Experience
Name, Occupation and Experience	Age	Director Since	A	C	CG	QI	Life Sciences	M&A	Global	Finance	Public Board	Diversity

Director Nominees

Gregory Norden* Former Chief Financial Officer, Wyeth	59	2013					✓	✓	✓	✓	✓

Louise M. Parent* Former EVP and General Counsel, American Express Company	66	2013						✓	✓		✓	✓

Robert W. Scully* Former Member of Office of Chairman, Morgan Stanley	67	2013						✓	✓	✓	✓

Continuing Directors

Juan Ramón Alaix CEO, Zoetis Inc.	65	2012					✓	✓	✓	✓	✓

Paul M. Bisaro* President and CEO, Impax Laboratories, Inc.	56	2015					✓	✓	✓	✓	✓

Frank A. D’Amelio* EVP, Business Operations, and Chief Financial Officer, Pfizer Inc.	59	2012					✓	✓	✓	✓	✓

Sanjay Khosla* Former EVP, Mondelēz International	65	2013					✓	✓	✓		✓	✓

Michael B. McCallister* (Board Chair) Former Chairman of the Board and CEO, Humana Inc.	64	2013						✓	✓	✓	✓

Willie M. Reed* Dean of the College of Veterinary Medicine, Purdue University	62	2014					✓					✓

William C. Steere, Jr.* Chairman Emeritus, Pfizer Inc.	80	2013					✓	✓	✓	✓	✓

*     Independent Director              Chair              Member

(1)	A – Audit Committee, C – Compensation Committee, CG – Corporate Governance Committee, QI – Quality and Innovation Committee

ITEM 1 RECOMMENDATION: OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF MR. NORDEN, MS. PARENT AND MR. SCULLY AS DIRECTORS.

ZOETIS 2017 PROXY STATEMENT	3

PROXY SUMMARY

ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION (SAY ON PAY)

You are being asked to approve, on an advisory basis, our executive officer compensation program as described in this proxy statement. We believe that our program incentivizes and rewards our leadership for increasing shareholder value and aligns the interests of our leadership with those of our shareholders on an annual and long-term basis.

The Compensation Committee took several actions in 2016, including:

●	Compensation-Related Actions Regarding Change in CFO. Mr. Paul S. Herendeen, Executive Vice President and CFO, resigned from the company effective August 18, 2016. The Board of Directors appointed Mr. Glenn C. David, Senior Vice President, Finance Operations, as the company’s new Executive Vice President and CFO, effective August 19, 2016. Mr. David previously served as the company’s interim CFO in 2014, prior to the hiring of Mr. Herendeen. The Compensation Committee took compensation-related actions in connection with Mr. David’s appointment which are disclosed in the Compensation Discussion and Analysis (“CD&A”) under “2016 Compensation Program and Decisions”. In accordance with applicable Securities and Exchange Commission (“SEC”) rules, the CD&A and the Executive Compensation Tables contained in this proxy statement include compensation information for both Mr. Herendeen and Mr. David.

●	Restricted Stock Units (“RSUs”). For RSUs granted under the Zoetis Inc. 2013 Equity and Incentive Plan beginning in 2017, the Compensation Committee approved enhanced vesting for retirees who are at least age 65 with 10 or more years of service, providing full vesting on the original schedule (all other retirees will continue to receive pro-rata vesting at retirement). This enhancement, which applies to all Zoetis employees eligible to receive long-term incentives (including the Named Executive Officers), was made to recognize the long-term contributions of our full-career retirees by allowing them to retain an important part of their compensation and to better align our program with market practice. All awards are forfeited upon a retirement that occurs within one year after the grant date.

ITEM 2 RECOMMENDATION: OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF OUR EXECUTIVE COMPENSATION.

RATIFICATION OF APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017

You are being asked to ratify our Audit Committee’s appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for 2017. KPMG has been our auditor since 2013.

The fees paid to KPMG are detailed on page 57.

One or more representatives of KPMG will be present at the Annual Meeting. They will be given the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions.

ITEM 3 RECOMMENDATION: OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017.

4	ZOETIS 2017 PROXY STATEMENT

CORPORATE GOVERNANCE AT ZOETIS

ELECTION OF DIRECTORS

Our Board of Directors currently consists of ten directors divided into three classes. The directors hold office for staggered terms of three years (and until their successors are elected and qualified, or until their earlier death, resignation or removal). One of the three classes is elected each year to succeed the directors whose terms are expiring.

The directors in Class I, whose terms expire at the 2017 Annual Meeting of Shareholders, are Gregory Norden, Louise M. Parent and Robert W. Scully. Each of these directors has been nominated by the Board of Directors, upon the recommendation of its Corporate Governance Committee, to stand for election for a term expiring at the 2020 Annual Meeting of Shareholders. Each of these nominees has consented to being named in this proxy statement as a Board nominee and to serve if elected.

The Corporate Governance Committee considers a number of factors and principles in determining the slate of director nominees for election to the company’s Board, as discussed in the section titled “Director Nominations” below. The Corporate Governance Committee and the Board have evaluated each of Mr. Norden, Ms. Parent and Mr. Scully against the factors and principles Zoetis uses to select nominees for director. Based on this evaluation, the Corporate Governance Committee and the Board have concluded that it is in the best interests of Zoetis and its shareholders for each of Mr. Norden, Ms. Parent and Mr. Scully to continue to serve as a director of Zoetis.

The proxies appointed by the Board intend to vote for the election of Mr. Norden, Ms. Parent and Mr. Scully unless you indicate otherwise on your proxy card or voting instruction form. The Board of Directors has no reason to believe that any of its nominees will refuse or be unable to serve as a director if elected. However, if any nominee is not able to serve, the Board will designate a substitute nominee to serve in his or her place as a director. If any substitute nominee is designated, we will file an amended Proxy Statement and proxy card that, as applicable, identifies the substitute nominee, discloses that such nominee has consented to being named in the revised Proxy Statement and to serve if elected, and includes biographical and other information about such nominee as required by the rules of the SEC. In this situation, the proxies will be voted for such substitute nominee unless you indicate otherwise on your proxy card or voting instruction form.

In order to be elected, a nominee must receive more votes cast “For” than “Against” his or her election. Abstentions and broker non-votes will have no effect on the outcome of the vote. See “Corporate Governance Principles and Practices—Majority Voting Standard for Director Elections” for more information about our procedures if a nominee fails to receive a majority of the votes in an uncontested election.

Our Board of Directors recommends that you vote on your proxy card or voting instruction form “FOR” the election of each of the Board’s nominees for election – Gregory Norden, Louise M. Parent and Robert W. Scully – to serve as directors of Zoetis until our 2020 Annual Meeting and until their successors are elected and qualified, or until their earlier death, resignation or removal. The Board believes that these three nominees have a strong track record of being responsible stewards of shareholders’ interests and of bringing extraordinarily valuable insight, perspective and expertise to the Board. In each individual’s biography set forth on pages 7 and 8, we have highlighted specific experience, qualifications and skills that led the Board to conclude that each individual should continue to serve as a director of Zoetis.

ITEM 1 RECOMMENDATION: OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF MR. NORDEN, MS. PARENT AND MR. SCULLY AS DIRECTORS.

ZOETIS 2017 PROXY STATEMENT	5

CORPORATE GOVERNANCE AT ZOETIS

INFORMATION ABOUT DIRECTORS

OUR DIRECTORS

The following table sets forth certain information regarding the director nominees and the directors of the company whose terms will continue after the Annual Meeting of Shareholders.

Name	Age(1)	Position(s) with the Company	Term Expires
Juan Ramón Alaix	65	Chief Executive Officer and Director	2019
Paul M. Bisaro	56	Director	2019
Frank A. D’Amelio	59	Director	2019
Sanjay Khosla	65	Director	2018
Michael B. McCallister	64	Non-Executive Chair of the Board and Director	2019
Gregory Norden	59	Director	2017	(2)
Louise M. Parent	66	Director	2017	(2)
Willie M. Reed	62	Director	2018
Robert W. Scully	67	Director	2017	(2)
William C. Steere, Jr.	80	Director	2018

(1)	As of March 31, 2017.

(2)	Nominee for re-election at the 2017 Annual Meeting for a term expiring in 2020.

6	ZOETIS 2017 PROXY STATEMENT

CORPORATE GOVERNANCE AT ZOETIS

OUR DIRECTOR NOMINEES

GREGORY NORDEN Age 59 Director since January 2013

Former Chief Financial Officer of Wyeth. Prior to his role as Chief Financial Officer of Wyeth, Mr. Norden held various senior positions with Wyeth Pharmaceuticals and American Home Products. Prior to his affiliation with Wyeth, Mr. Norden served as Audit Manager at Arthur Andersen & Co. Mr. Norden currently serves on the boards of NanoString Technologies, a provider of life science tools for translational research and development of molecular diagnostic products; Royalty Pharma, a leader in the acquisition of revenue-producing intellectual property; and Univision, the leading media company serving Hispanic America. Mr. Norden is a former director of Welch Allyn, where he served until 2015; Lumara Health, where he served until 2014; and Human Genome Sciences, Inc., where he served until 2012. In addition, Mr. Norden is the Managing Director of G9 Capital Group LLC, which invests in early stage ventures and provides corporate finance advisory services. Mr. Norden’s background in finance and experience as a senior executive in the global healthcare and pharmaceutical industries make him a valuable member of our Board.

Specific qualifications, experience, skills and expertise:

●	Extensive experience in corporate finance, including as former Chief Financial Officer of Wyeth

●	Experience in global healthcare and pharmaceutical industries

●	Background in accounting as an audit manager at a major accounting firm

●	Public company director experience

LOUISE M. PARENT Age 66 Director since August 2013

Former Executive Vice President and General Counsel of American Express Company from 2003 to 2013. Since early 2014, Ms. Parent has served as Of Counsel at the law firm of Cleary Gottlieb Steen & Hamilton LLP. Ms. Parent brings deep experience in corporate governance and board matters, and in compliance and risk management, gained during her tenure with American Express, where she worked extensively with the Audit, Compensation and Nomination and Governance committees in her role as General Counsel. Ms. Parent also served on the operating committee and global management team of American Express from 2003 through 2013 and was a member of the board of American Express Centurion Bank through 2013. Ms. Parent currently serves on the Supervisory Board of Deutsche Bank AG. Ms. Parent holds a bachelor’s degree from Smith College and a law degree from Georgetown University Law Center. Ms. Parent’s experience in corporate governance, compliance and risk management and global management makes her a valuable member of our Board.

Specific qualifications, experience, skills and expertise:

●	Extensive experience in corporate governance and board matters

●	Extensive experience in compliance and risk management

●	Operating and senior management experience as former General Counsel of American Express

●	Global business experience

●	Legal background

ZOETIS 2017 PROXY STATEMENT	7

CORPORATE GOVERNANCE AT ZOETIS

ROBERT W. SCULLY Age 67 Director since June 2013

Former member of the Office of the Chairman of Morgan Stanley. Mr. Scully has nearly 35 years of experience in the financial services industry. He served as a member of the Office of the Chairman of Morgan Stanley from 2007 until his retirement in January 2009, where he had previously been Co-President of the firm, Chairman of global capital markets and Vice Chairman of investment banking. Prior to joining Morgan Stanley in 1996, he served as a Managing Director at Lehman Brothers and at Salomon Brothers Inc. He currently serves on the boards of KKR & Co. LP, a private equity and asset management firm, and Chubb Limited (formerly ACE Limited), a global property and casualty company. Previously, he served as a director of Bank of America Corporation, GMAC Financial Services and MSCI Inc. and as a Public Governor of FINRA, the Financial Industry Regulatory Authority. Mr. Scully holds a bachelor’s degree from Princeton University and an MBA from Harvard Business School. Mr. Scully’s global management experience, financial acumen, business development knowledge and investor insights make him a valuable member of our Board.

Specific qualifications, experience, skills and expertise:

●	Extensive experience in financial services

●	Mergers and acquisitions expertise

●	Global management experience

●	Public company director experience

8	ZOETIS 2017 PROXY STATEMENT

CORPORATE GOVERNANCE AT ZOETIS

CONTINUING DIRECTORS

JUAN RAMÓN ALAIX Age 65 Director since July 2012

Chief Executive Officer of our company since July 2012. From 2006 to 2012 he served as President of Pfizer Animal Health, and was responsible for its overall strategic direction and financial performance. Under his leadership, the company grew to become a $4.3 billion enterprise in 2012. Mr. Alaix has more than 35 years’ experience in finance and management, including 20 years in the pharmaceutical industry. He joined Pfizer in 2003 and held various positions, including Regional President of Central/Southern Europe for Pfizer’s pharmaceutical business. Prior to that, Mr. Alaix held various positions with Pharmacia, including as Country President of Spain, from 1998 until Pharmacia’s acquisition by Pfizer in 2003. Earlier in his career he served in general management with Rhône-Poulenc Rorer in Spain and Belgium. In 2013, Mr. Alaix completed a two-year term as President of the International Federation for Animal Health (“IFAH”), now known as HealthforAnimals, and he continues to serve as a member of its board and executive committee. HealthforAnimals represents manufacturers of veterinary medicines, vaccines and other animal health products in both developed and emerging markets. A native of Spain, Mr. Alaix received a graduate degree in economics from the Universidad de Madrid. Mr. Alaix’ experience, including his knowledge and leadership of our company, his business and management experience and his experience in the animal health industry make him a valuable member of our Board.

Specific qualifications, experience, skills and expertise:

●	Knowledge and leadership of our company as its current CEO and former President of Pfizer Animal Health

●	Experience in animal health industry

●	Global business experience

●	Background in economics

PAUL M. BISARO Age 56 Director since May 2015

President and Chief Executive Officer of Impax Laboratories, a specialty pharmaceutical company, since March 27, 2017. Mr. Bisaro was the Executive Chairman of the board of directors of Allergan plc (formerly Actavis plc) from July 2014 to October 2016. Until June 2014, Mr. Bisaro served as Board Chairman, President and Chief Executive Officer of Actavis (formerly Watson Pharmaceuticals). He was appointed President, Chief Executive Officer and a member of the board of Watson Pharmaceuticals in September 2007; and later appointed Chairman of the board of Watson Pharmaceuticals in October 2013. Prior to joining Watson, Mr. Bisaro was President, Chief Operating Officer and a member of the board of Barr Pharmaceuticals, Inc., a global specialty pharmaceutical company, from 1999 to 2007. Between 1992 and 1999, Mr. Bisaro served as General Counsel of Barr, and from 1997 to 1999 served in various additional capacities including Senior Vice President – Strategic Business Development. Prior to joining Barr, Mr. Bisaro was associated with the law firm Winston & Strawn and a predecessor firm, Bishop, Cook, Purcell and Reynolds from 1989 to 1992. Mr. Bisaro currently serves on the board of directors of Allergan plc, Impax Laboratories and Zimmer Biomet Holdings, Inc., a world leader in musculoskeletal health solutions, and on the Board of Visitors of The Catholic University of America’s Columbus School of Law. Mr. Bisaro holds an undergraduate degree in General Studies from the University of Michigan and a Juris Doctor from The Catholic University of America in Washington, D.C. Mr. Bisaro’s business, management and leadership experience; his understanding of the pharmaceutical industry; and his public company board service make him a valuable member of our Board.

Specific qualifications, experience, skills and expertise:

●	Extensive business, operations and senior management experience

●	Experience in global healthcare and pharmaceutical industries

●	Public company director experience

ZOETIS 2017 PROXY STATEMENT	9

CORPORATE GOVERNANCE AT ZOETIS

FRANK A. D’AMELIO Age 59 Director since July 2012

Executive Vice President, Business Operations, and Chief Financial Officer of Pfizer since December 2010, where he serves as a member of Pfizer’s Senior Executive Leadership Team. Mr. D’Amelio joined Pfizer in September 2007 and held various positions, including Senior Vice President and Chief Financial Officer. From November 2006 to August 2007, Mr. D’Amelio held the position of Senior Executive Vice President of Integration and Chief Administrative Officer at Alcatel-Lucent, S.A., a global telecommunications equipment company. Prior to the merger of Alcatel and Lucent Technologies in 2006, Mr. D’Amelio was the Chief Operating Officer of Lucent Technologies, responsible for leading business operations, including sales, the product groups, the services business, the supply chain, information technology operations, human resources and labor relations. In 2001, he was appointed Executive Vice President, Administration and Chief Financial Officer of Lucent, where he helped lead the company through one of the most challenging periods in the telecom industry’s history and returned the company to profitability. In this role, Mr. D’Amelio was responsible for management and oversight of all financial, accounting, real estate and labor relations operations and the operational aspects of the legal and human resources organizations. Mr. D’Amelio currently serves as a member of the board of Humana Inc., a health care company that offers a wide range of insurance products and health and welfare services, and as chair of its audit committee. He also serves on the board of the Independent College Fund of New Jersey, and formerly served as a member of the National Advisory Board of JPMorgan Chase & Co. Mr. D’Amelio earned his MBA in Finance from St. John’s University and his bachelor’s degree in Accounting from St. Peter’s College. Mr. D’Amelio’s business, management and leadership experience and his experience serving on the board of another public company make him a valuable member of our Board.

Specific qualifications, experience, skills and expertise:

●	Extensive management experience

●	Experience in finance and accounting

●	Global business experience

●	Public company director experience

SANJAY KHOSLA Age 65 Director since June 2013

Former Executive Vice President of Mondelēz International from 2007 to 2013. Mr. Khosla brings more than 35 years of international business experience from his career with food, beverage and consumer product leaders such as Mondelēz, Kraft and Unilever, where he managed various business units, particularly in developing markets. As President, Kraft Foods, Developing Markets (now Mondelēz International) from 2007 to 2013, Mr. Khosla transformed the $5 billion business into a $16 billion business, while significantly improving profitability. He also has animal health experience from his three-year tenure from 2004 to 2007 as Managing Director of Fonterra Brands and Food Service, a multinational dairy cooperative based in New Zealand. Mr. Khosla serves on the board of NIIT, Ltd., a company involved in technology-related educational services, and Iconix Brand Group, Inc., a company that licenses and markets a portfolio of consumer brands. From October 2008 until June 2015, he served on the board of Best Buy, Inc., a specialty retailer of consumer electronics, personal computers, entertainment software and appliances. Mr. Khosla holds a bachelor’s degree in electrical engineering from the Indian Institute of Technology in New Delhi. Mr. Khosla also completed the Advance Management Program at Harvard Business School. Mr. Khosla is currently a senior fellow and adjunct professor at the Kellogg School of Management, Northwestern University. Mr. Khosla’s international business and management experience and his public company board service make him a valuable member of our Board.

Specific qualifications, experience, skills and expertise:

●	Extensive international business and management experience

●	Experience in animal health industry

●	Global operational experience, including in developing markets

●	Public company director experience

10	ZOETIS 2017 PROXY STATEMENT

CORPORATE GOVERNANCE AT ZOETIS

MICHAEL B. MCCALLISTER Age 64 Director since January 2013; Board Chair since June 2013

Former Chairman of the Board and CEO of Humana Inc. from 2010 to 2013. Humana is a health care company that offers a wide range of insurance products and health and welfare services. Mr. McCallister joined Humana in 1974, and was its Chief Executive Officer from February 2000 until his retirement on December 31, 2012. During his tenure as CEO, Humana gained a reputation as one of the industry’s leading people-focused innovative companies, leveraging products, processes and technology to help individuals take control of their own health. Mr. McCallister served for many years on the board of the Business Roundtable and is past Chairman of its Health and Retirement Task Force. He is currently on the boards of AT&T, where he serves on the audit committee, Fifth Third Bank and Bellarmine University. Mr. McCallister holds a bachelor’s degree in accounting from Louisiana Tech University and an MBA from Pepperdine University. Mr. McCallister’s extensive business and management experience in the health care industry and public company board service make him a valuable member of our Board.

Specific qualifications, experience, skills and expertise:

●	Extensive business and senior management experience, including as former CEO of Humana

●	Background in accounting

●	Experience in corporate governance

●	Public company director experience

WILLIE M. REED Age 62 Director since March 2014

Dean of the College of Veterinary Medicine at Purdue University since 2007. Dr. Reed has more than 30 years of experience in animal health and veterinary medicine, gained during his tenure at Purdue University and Michigan State University, and as a Diplomate of the American College of Veterinary Pathologists and Charter Diplomate of the American College of Poultry Veterinarians. Dr. Reed has served as President of the Association of American Veterinary Medical Colleges, President of the American Association of Veterinary Laboratory Diagnosticians, President of the American Association of Avian Pathologists and Chair of the American Veterinary Medical Association Council on Research. He currently serves on the American Veterinary Medical Association’s Member Services Committee. Dr. Reed has a Doctor of Veterinary Medicine degree from Tuskegee University, and a Ph.D. in Veterinary Pathology from Purdue University. Dr. Reed’s medical expertise, his deep understanding of veterinary medicines and vaccines and his leadership experience in the animal health community make him a valuable member of our Board.

Specific qualifications, experience, skills and expertise:

●	Doctorate in veterinary medicine

●	Expert in avian pathology, diagnostic medicine and infectious diseases

●	Scientific understanding of veterinary medicines and vaccines

●	Extensive leadership experience in the animal health community

ZOETIS 2017 PROXY STATEMENT	11

CORPORATE GOVERNANCE AT ZOETIS

WILLIAM C. STEERE, JR. Age 80 Director since January 2013

Chairman Emeritus of Pfizer since July 2001. Mr. Steere joined Pfizer in 1959 and held various positions, including Chief Executive Officer from 1991 until 2000, Chairman of the board of directors from 1992 until 2001, and member of the board of directors until 2011. Mr. Steere also served on the boards of Dow Jones & Company, Inc. until 2007, MetLife, Inc. until 2010 and Health Management Associates, Inc. until 2014. Mr. Steere’s extensive business and management experience, his public company board service and his knowledge of the animal health business obtained through his service with Pfizer make him a valuable member of our Board.

Specific qualifications, experience, skills and expertise:

●	Extensive senior management experience, including as former CEO of Pfizer

●	Knowledge of animal health business

●	Global business experience

●	Public company director experience

12	ZOETIS 2017 PROXY STATEMENT

CORPORATE GOVERNANCE AT ZOETIS

KEY CORPORATE GOVERNANCE FEATURES

Board Independence and Expertise

◾	All directors are independent other than our CEO

◾	Board consists of highly qualified, experienced and diverse directors with relevant expertise for overseeing our strategy and business

Independent Board Chair

◾	Board Chair is an independent director and elected by Board annually

Board Committees

◾	Four Board committees: Audit, Compensation, Corporate Governance and Quality and Innovation

◾	All four committees are composed entirely of independent directors

Executive Sessions

◾	Directors hold regularly scheduled executive sessions, at which directors can discuss matters without management present

◾	Independent Board Chair presides over all executive sessions of the Board

Board Oversight of Risk

◾	Risk oversight by full Board and committees

Proxy Access

◾	Adopted a proxy access right for shareholders

Accountability

◾	In uncontested director elections, our directors are elected by a majority of the votes cast

◾	Each share of common stock is entitled to one vote

◾	Processes in place to facilitate communication with shareholders and other stakeholders, and between our Board, including the Board and committee chairs, and management

Director Stock Ownership

◾	Each non-employee director is required to hold Zoetis stock worth at least USD $400,000 (including share equivalent units), to be acquired within five years of joining our Board

Open Lines of Communication

◾	Board promotes open and frank discussions with senior management

◾	Our directors have access to all members of management and other employees and are authorized to hire outside consultants or experts at the company’s expense

Board Self-Evaluation

◾	Our Board and each of its committees conduct an annual self-evaluation

CORPORATE GOVERNANCE PRINCIPLES AND PRACTICES

DIRECTOR INDEPENDENCE

It is the policy of our company, and a requirement under New York Stock Exchange (“NYSE”) listing standards, that a majority of our Board consists of independent directors. To assist it in determining director independence, our Board has adopted categorical independence standards, referred to as our Director Qualification Standards, which meet the independence requirements of the NYSE. Our Director Qualification Standards can be found on our website at www.zoetis.com under About Us—Corporate Governance.

To be considered “independent” under our Director Qualification Standards, a director must be determined by our Board to have no material relationship with the company other than as a director. In addition, under our Director Qualification Standards, a director is not independent if the director is, or has been within the last three years, an employee of the company or an employee of a member of the company’s consolidated group for financial reporting.

From January 1, 2016 through May 11, 2016, our Board of Directors consisted of eleven directors, nine of whom were determined by our Board to be independent under our Director Qualification Standards and two of whom were not independent under those standards. The independent directors during this period were Paul M. Bisaro, William Doyle, Louise M. Parent, Willie M. Reed, Sanjay Khosla, Michael B. McCallister, Gregory Norden, Robert W. Scully and William

ZOETIS 2017 PROXY STATEMENT	13

CORPORATE GOVERNANCE AT ZOETIS

C. Steere, Jr. The non-independent directors during this period were Juan Ramón Alaix and Frank A. D’Amelio. Mr. Alaix is not an independent director because he is employed as the company’s CEO. Prior to June 24, 2016, the third anniversary of our separation from Pfizer, Mr. D’Amelio was considered a non-independent director under NYSE Listing Standards and our Director Qualification Standards. The Board subsequently determined that as of June 24, 2016, the third anniversary of our complete separation from Pfizer, Mr. D’Amelio was an independent director under our Director Qualification Standards and the NYSE listing standards.

On May 12, 2016, Mr. Doyle’s term of service on the Board ended pursuant to a letter agreement with Pershing Square Capital Management, L.P. (“Pershing Square”), Sachem Head Capital Management LP and certain of their respective affiliates, which was filed as an exhibit to our company’s Current Report on Form 8-K, filed with the SEC on February 4, 2015 (the “Letter Agreement”).

On February 14, 2017, our Board completed its annual review of director independence and affirmatively determined that Ms. Parent, Dr. Reed and Messrs. Bisaro, D’Amelio, Khosla, McCallister, Norden, Scully and Steere are independent under NYSE listing standards and our Director Qualification Standards.

BOARD LEADERSHIP STRUCTURE

Our Corporate Governance Principles, which can be found on our website at www.zoetis.com under About Us—Corporate Governance, provide the Board flexibility in determining its leadership structure. Currently, Juan Ramón Alaix serves as our CEO and Michael B. McCallister serves as Chair of our Board. The Board believes that this leadership structure, which separates the CEO and the Board Chair roles, is optimal at this time because it allows Mr. Alaix to focus on operating and managing our company, while Mr. McCallister can focus on the leadership of the Board. The Board Chair presides over all meetings of our shareholders and of the Board as a whole, including its executive sessions, and performs such other duties as may be designated in our By-laws or by the Board. The Board will periodically evaluate our leadership structure and determine whether continuing the separate roles of CEO and Board Chair is in the company’s best interest based on circumstances existing at the time.

DIRECTOR ATTENDANCE

During 2016, our Board met six times. Each of our directors attended at least 75% of the meetings of the Board and Board committees on which he or she served during 2016. All Board members are expected to attend our Annual Meeting unless an emergency prevents them from doing so. All of our directors attended our 2016 Annual Meeting.

BOARD COMMITTEE MEMBERSHIP

Our Board has a standing Audit Committee, Compensation Committee, Corporate Governance Committee and Quality and Innovation Committee. The written charter of each of our standing committees is available on our website at www.zoetis.com under About Us—Corporate Governance. Each committee has the authority to hire outside advisors at the company’s expense. All of the members of each of our committees are independent under NYSE listing standards and our Director Qualification Standards, and the members of our Audit Committee and Compensation Committee satisfy the additional NYSE independence requirements for members of audit and compensation committees.

14	ZOETIS 2017 PROXY STATEMENT

CORPORATE GOVERNANCE AT ZOETIS

The following table lists the Chair and current members of each committee and the number of meetings held in 2016.

Committee
Name	Independent	Audit	Compensation	Corporate Governance	Quality and Innovation

Juan Ramón Alaix	no

Paul M. Bisaro	yes

Frank A. D’Amelio	yes

Sanjay Khosla	yes

Michael B. McCallister	yes

Gregory Norden	yes

Louise M. Parent	yes

Willie M. Reed	yes

Robert W. Scully	yes

William C. Steere, Jr.	yes

Number of Meetings in 2016		8	8	6	3

                      Chair              Member

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of the Compensation Committee are Robert W. Scully (Chair), Paul M. Bisaro, Sanjay Khosla, Gregory Norden and Louise M. Parent. All of the current members are independent under NYSE listing standards and our Director Qualification Standards. None of the current members is a former or current officer or employee of Zoetis or any of its subsidiaries. None of the current members has any relationship that is required to be disclosed under this caption under the rules of the SEC. During 2016, no executive officers of the company served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on the company’s Compensation Committee or Board.

ZOETIS 2017 PROXY STATEMENT	15

CORPORATE GOVERNANCE AT ZOETIS

PRIMARY RESPONSIBILITIES OF BOARD COMMITTEES

Board Committees	Responsibilities
AUDIT COMMITTEE All Members Independent All Members Financially Literate Each of Mr. Norden and Mr. Scully qualifies as an “audit committee financial expert”

●   Responsible for the oversight of the integrity of our financial statements and system of internal controls

●   Sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace our independent audit firm

●   Oversees the performance of our internal audit function

●   Reviews reports from management, legal counsel and third parties relating to the status of our compliance with laws, regulations and internal procedures

●   Oversees our Enterprise Risk Management process

COMPENSATION COMMITTEE All Members Independent

●   Responsible for reviewing and approving our overall compensation philosophy

●   Responsible for overseeing the administration of our compensation and benefit programs, policies and practices

●   Annually establishes the corporate goals and objectives relevant to the compensation of our CEO, reviews the goals established by our CEO for our other executive officers and evaluates their performance in light of these goals

●   Recommends to the Board the compensation of our CEO and approves the compensation of our other executive officers

●   Administers our incentive and equity-based compensation plans and oversees the management of risks relating to our compensation plans and arrangements

CORPORATE GOVERNANCE COMMITTEE All Members Independent

●   Responsible for matters of corporate governance and matters relating to the practices, policies and procedures of our Board of Directors

●   Identifies and recommends candidates for election to our Board and recommends the members and Chairs of Board committees

●   Advises on and recommends director compensation for approval by the Board

●   Recommends changes in our corporate governance documents

●   Administers our policies and procedures regarding related person transactions

QUALITY AND INNOVATION COMMITTEE All Members Independent

●   Evaluates our strategy, activities, results and investment in research and development and innovation

●   Responsible for the oversight of our compliance with systems and other legal and regulatory requirements related to manufacturing quality and environmental, health and safety (“EHS”) matters

●   Reviews our manufacturing quality and EHS internal controls and programs and our organizational structure and qualifications of key personnel in supply chain, manufacturing quality and EHS functions

BOARD’S ROLE IN RISK OVERSIGHT

The Board of Directors as a whole and through its committees oversees the company’s risk management. Members of senior management regularly report to the Board on areas of material risk to the company. The Board regularly reviews information regarding the company’s strategy, finances, operations, legal and regulatory developments, research and development, manufacturing quality and competitive environment, as well as the risks related to these areas. The Audit Committee oversees our Enterprise Risk Management process, the management of risks related to financial reporting and monitors the annual internal audit risk assessment, which identifies and prioritizes risks related to the company’s internal controls in order to develop internal audit plans for future fiscal years. The Compensation Committee oversees the management of risks relating to our compensation plans and arrangements. The Corporate Governance Committee oversees risks associated with potential conflicts of interest and the management of risks associated with the independence of the Board, as well as the effectiveness of our Corporate Governance Principles and the Board’s compliance with our Code of Business Conduct and Ethics for Members of the Board. The Quality and Innovation Committee oversees risks related to manufacturing quality and environmental, health and safety matters and our strategy and investments in research and development and innovation initiatives. Each committee of the

16	ZOETIS 2017 PROXY STATEMENT

CORPORATE GOVERNANCE AT ZOETIS

Board provides periodic reports to the full Board regarding their areas of responsibility and oversight. We believe that our Board’s leadership and committee structures, allocation of responsibilities and practices support our efforts to oversee and manage areas of material risk to the company.

MAJORITY VOTING STANDARD FOR DIRECTOR ELECTIONS

Our By-laws contain a majority voting standard for all uncontested director elections. Under this standard, a director is elected only if the votes cast “for” his or her election exceed the votes cast “against” his or her election. Our Corporate Governance Principles provide that every nominee for director is required to agree to tender his or her resignation if he or she fails to receive the required majority vote in an uncontested director election. Our Corporate Governance Committee will recommend, and our Board of Directors will determine, whether or not to accept such resignation. The Board will publicly disclose its decision-making process and the reasons for its decision.

In the event of a contested election, the director nominees will be elected by the affirmative vote of a plurality of the votes cast. Under this standard, in a contested election the directors receiving the highest number of votes in favor of their election will be elected as directors.

BOARD EVALUATION

Our Board conducts an annual self-evaluation to assess its effectiveness and to identify opportunities for improvement.

DIRECTOR NOMINATIONS

The Corporate Governance Committee considers and recommends the annual slate of director nominees for approval by the full Board. When evaluating director candidates, the Corporate Governance Committee considers, among other factors: the candidate’s integrity; independence; diversity; leadership and ability to exercise sound judgment; animal health or veterinary expertise; prior public company executive experience; significant operations, manufacturing or research and development experience; as well as other areas relevant to the company’s global business. The Corporate Governance Committee is responsible for considering the appropriate size and needs of the Board, and may develop and recommend to the Board additional criteria for Board membership. The company does not have a formal policy with respect to diversity, but diversity of experience among the various Board members is an important factor in the selection of directors.

The Corporate Governance Committee will consider director candidates recommended by shareholders. Recommendations should be sent to the Chair of the Corporate Governance Committee (in the manner described below) by November 18, 2017, to be considered for the following annual meeting. The Corporate Governance Committee evaluates candidates recommended by shareholders under the same criteria it uses for other director candidates. Shareholders may also submit nominees for election at an annual or special meeting of shareholders by following the procedures set forth in our By-laws, which are summarized on page 67.

Since the initial public offering of our stock in 2013, six directors have been elected to our Board: Sanjay Khosla, Robert W. Scully, Louise M. Parent, Willie M. Reed, William F. Doyle (director from February 3, 2015 through May 11, 2016) and Paul M. Bisaro.

ZOETIS 2017 PROXY STATEMENT	17

CORPORATE GOVERNANCE AT ZOETIS

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Under our Corporate Governance Principles, our CEO is responsible for establishing effective communications with the company’s stakeholder groups, including shareholders, customers, employees, communities, suppliers, creditors, governments, corporate partners and other interested parties. While it is our policy that management speaks for the company, non-employee directors, including the Board Chair, may meet with stakeholders, but in most circumstances such meetings will be held with management present.

Stakeholders and other interested parties may communicate with the following Board and committee Chairs at the following email addresses:

Board Chair	BoardChair@zoetis.com

Audit Committee Chair	AuditChair@zoetis.com

Compensation Committee Chair	CompChair@zoetis.com

Corporate Governance Committee Chair	CorpGovChair@zoetis.com

Quality and Innovation Committee Chair	QandIChair@zoetis.com

Stakeholders and other interested parties may also write to any of our outside directors, including the Board and committee Chairs, by directing the communication to Katherine H. Walden, Vice President, Chief Governance Counsel and Assistant Secretary, Zoetis Inc., 10 Sylvan Way, Parsippany, NJ 07054.

Communications are distributed to the Board, or to any individual director as appropriate, depending on the facts and circumstances outlined in the communication, but excluding spam, junk mail and mass mailings, product complaints, product inquiries, new product suggestions, job inquiries, surveys and business solicitations or advertisements. Material that is unduly hostile, threatening, illegal or similarly unsuitable will also be excluded. However, any communication that is filtered out under our policy will be made available to any non-management director upon his or her request.

We believe that it is important for directors to directly hear concerns expressed by stakeholders and other interested parties. It is our policy that all Board members are expected to attend the Annual Meeting. All Board members attended our 2016 Annual Meeting of Shareholders.

CODE OF ETHICS

All of our employees, including our CEO, Chief Financial Officer and Controller, are required to abide by our policies on business conduct to ensure that our business is conducted in a consistently legal and ethical manner. A copy of the Code of Conduct can be found on our website www.zoetis.com under About Us—Corporate Compliance. We have also adopted a separate Code of Business Conduct and Ethics for members of our Board of Directors, a copy of which can be found on our website www.zoetis.com under About Us—Corporate Governance. We will disclose any future amendments to, or waivers from, provisions of these Codes affecting our directors or executive officers on our website as required under applicable SEC and NYSE rules.

COMPENSATION OF DIRECTORS

2016 COMPENSATION OF DIRECTORS

We provide competitive compensation to our non-employee directors that enables us to attract and retain high quality directors, provides them with compensation at a level that is consistent with our compensation objectives and encourages their ownership of our stock to further align their interests with those of our shareholders. Our directors who are our full-time employees receive no additional compensation for service as a member of our Board of Directors.

18	ZOETIS 2017 PROXY STATEMENT

CORPORATE GOVERNANCE AT ZOETIS

For 2016, our non-employee directors’ compensation consisted of an annual cash retainer for each non-employee director of $100,000 and an equity retainer to each non-employee director upon his or her first election as such and annually thereafter with a value of $170,000 on the date of grant, based upon the closing price of shares of Zoetis common stock on that date. The equity retainer is in the form of restricted stock units which are subject to three-year cliff vesting, remaining unvested until the third anniversary of the date of grant.

2016 Annual Director Compensation	2016 Additional Director Compensation
Board Chair: An additional $150,000 annual cash retainer
Committee Chairs: An additional $25,000 annual cash retainer

During 2016, we granted equity retainers in the form of restricted stock units, valued at $170,000 in the aggregate for each director on the date of grant, as follows:

●	To each of Ms. Parent, Dr. Reed and Messrs. Bisaro, D’Amelio, Khosla, Norden, McCallister, Scully and Steere, 4,064 restricted stock units valued at $41.83 per share.

Each restricted stock unit earns dividend equivalents which are credited as additional restricted stock units. Each non-employee director has a right to receive the shares of Zoetis common stock underlying the restricted stock units on the third anniversary of the date of grant of the restricted stock units (or in the case of dividend equivalents, on the third anniversary of the date of grant of the underlying restricted stock units), subject to the director’s continued service through such vesting date and subject to earlier vesting and settlement upon certain specific events.

We have adopted share ownership guidelines applicable to non-employee directors, requiring the directors to hold Zoetis shares with a value of four times their annual cash retainer of $100,000. For purposes of satisfying these requirements, (a) a director’s holdings of the company’s stock shall include, in addition to shares held outright, units granted to the director as compensation for Board service and shares or units held under a deferral or similar plan, and (b) each such unit shall have the same value as a share of the company’s common stock. Each non-employee director has five years from (y) the date upon which the guidelines were established, or (z) if later, the date of his or her first election as a director, to achieve the share ownership requirement.

William F. Doyle was appointed to serve as a director of our company on February 3, 2015. Mr. Doyle’s appointment was pursuant to the Letter Agreement with Pershing Square. Prior to leaving the Board on May 12, 2016, Mr. Doyle was eligible to participate in our company’s non-employee director compensation program and he voluntarily waived any compensation from our company in respect of his services as a Board member. Mr. Doyle was a member of Pershing Square and was independently compensated by Pershing Square; the Letter Agreement provided that no compensation paid by Pershing Square to Mr. Doyle would depend directly or indirectly on the performance of our company or its stock price (although compensation arrangements based on the overall value of the funds Pershing Square manages will not be considered to be restricted arrangements unless the value of such funds depended primarily on the performance of our company or our stock price).

ZOETIS 2017 PROXY STATEMENT	19

CORPORATE GOVERNANCE AT ZOETIS

The following table summarizes the total compensation earned in 2016 by each of our directors who served as a non-employee director during 2016.

Name	Fees Earned or Paid in Cash($)(1)	Stock Awards ($)(2)(3)	Option Awards($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings($)	All Other Compensation ($)	Total ($)
Paul M. Bisaro(4)	$112,500	$170,000	–	–	–	–	$282,500
Frank A. D’Amelio(5)	$100,000	$170,000	–	–	–	–	$270,000
Sanjay Khosla(5)	$100,000	$170,000	–	–	–	–	$270,000
Michael B. McCallister(6)	$275,000	$170,000	–	–	–	–	$445,000
Gregory Norden(7)	$125,000	$170,000	–	–	–	–	$295,000
Louise M. Parent(5)	$100,000	$170,000	–	–	–	–	$270,000
Willie M. Reed(5)	$100,000	$170,000	–	–	–	–	$270,000
Robert W. Scully(8)	$125,000	$170,000	–	–	–	–	$295,000
William C. Steere, Jr.(5)	$100,000	$170,000	–	–	–	–	$270,000

(1)	Non-employee directors may defer the receipt of up to 100% of their annual cash retainer into a notional stock unit account under the Zoetis Non-Employee Director Deferred Compensation Plan. Any deferrals under this plan are credited as phantom stock units in the Zoetis stock fund, with each phantom unit representing one share of Zoetis common stock. Phantom units receive dividend equivalent rights but do not receive voting rights. Phantom stock units are settled in cash following the director’s separation from service and may be transferred into an alternate investment fund at any time, subject to the limitations described in the Zoetis Non-Employee Director Deferred Compensation Plan. During 2016, two directors, Ms. Parent and Mr. Steere, deferred all of their cash retainers into their respective Non-Employee Director Deferred Compensation Plan accounts.

(2)	The amounts in the Stock Awards column reflect the aggregate grant date value of restricted stock units granted to directors in 2016 calculated in accordance with FASB ASC Topic 718. The grant date fair value of each restricted stock unit granted to a non-employee director on February 19, 2016, was $41.83. Restricted stock units accrue dividend equivalents, the value of which is factored into the grant date fair value. Restricted stock units vest and are settled in shares of Zoetis common stock on the third anniversary of the date of grant, subject to the director’s continued service through such vesting date and subject to earlier vesting and settlement upon certain specified events. Dividend equivalents vest and are settled in shares of Zoetis common stock on the third anniversary of the date of grant of the underlying restricted stock units, subject to the director’s continued service through such vesting date and subject to earlier vesting and settlement upon certain specified events. At the end of 2016, the aggregate number of restricted stock units (including dividend equivalents) held by each current non-employee director was as follows: Mr. Bisaro, 7,943; Mr. D’Amelio, 7,826; Mr. Khosla, 7,826; Mr. McCallister, 7,826; Mr. Norden, 7,826; Ms. Parent, 7,826; Dr. Reed, 7,826; Mr. Scully, 7,826; and Mr. Steere, 7,826.

(3)	Prior to 2015, each non-employee director was granted an equity retainer in the form of deferred stock units upon his or her election to the Board and annually thereafter. Deferred stock units vest fully on the date of grant, accrue dividend equivalents and are settled in Zoetis common stock only upon the director’s separation from service with the company. At the end of 2016, the aggregate number of deferred stock units (including dividend equivalents) held by each current non-employee director was as follows: Mr. D’Amelio, 9,417; Mr. Khosla, 9,417; Mr. McCallister, 10,180; Mr. Norden, 10,180; Ms. Parent, 9,417; Dr. Reed, 4,631; Mr. Scully, 9,417; and Mr. Steere, 10,180.

(4)	Represents (a) a cash retainer of $100,000 for service to the Board as a non-employee director during 2016, (b) a prorated cash retainer of $12,500 for service as Chair of the Quality and Innovation Committee during the second half of 2016 and (c) an equity retainer of 4,064 restricted stock units granted on February 19, 2016.

(5)	Represents (a) a cash retainer of $100,000 for service to the Board as a non-employee director during 2016 and (b) an equity retainer of 4,064 restricted stock units granted on February 19, 2016.

(6)	Represents (a) a cash retainer of $100,000 for service to the Board as a non-employee director during 2016, (b) a cash retainer of $150,000 for service as Chair of the Board during 2016, (c) a cash retainer of $25,000 for service as Chair of the Corporate Governance Committee during 2016 and (d) an equity retainer of 4,064 restricted stock units granted on February 19, 2016.

(7)	Represents (a) a cash retainer of $100,000 for service to the Board as a non-employee director during 2016, (b) a cash retainer of $25,000 for service as Chair of the Audit Committee during 2016 and (c) an equity retainer of 4,064 restricted stock units granted on February 19, 2016.

(8)	Represents (a) a cash retainer of $100,000 for service to the Board as a non-employee director during 2016, (b) a cash retainer of $25,000 for service as Chair of the Compensation Committee during 2016 and (c) an equity retainer of 4,064 restricted stock units granted on February 19, 2016.

20	ZOETIS 2017 PROXY STATEMENT

CORPORATE GOVERNANCE AT ZOETIS

DIRECTOR COMPENSATION DECISIONS FOR 2017

Effective January 1, 2017, our non-employee directors’ compensation will consist of the following:

2017 Annual Director Compensation	2017 Additional Director Compensation
Board Chair: An additional $150,000 annual cash retainer
Committee Chairs: An additional $25,000 annual cash retainer

For 2017, our non-employee directors’ compensation will consist of an annual cash retainer for each non-employee director of $100,000 and an equity retainer to each non-employee director upon his or her first election as such and annually thereafter with a value of $200,000 on the date of grant, based upon the closing price of shares of Zoetis common stock on that date. The equity retainer is in the form of restricted stock units which are subject to three-year cliff vesting, remaining unvested until the third anniversary of the date of grant.

ZOETIS 2017 PROXY STATEMENT	21

This page intentionally left blank.

22	ZOETIS 2017 PROXY STATEMENT

EXECUTIVE COMPENSATION

ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION (SAY ON PAY)

We are seeking your vote, on an advisory basis, on the compensation of our named executive officers as described in the Compensation Discussion and Analysis and the Executive Compensation Tables and accompanying narrative disclosure, as provided on pages 24 to 55 of this proxy statement. While the vote is not binding on the Board, the Compensation Committee will consider the outcome of the vote when making future executive compensation decisions.

For background, Section 14A of the Exchange Act of 1934 (the “Exchange Act”) requires an advisory vote on the frequency of shareholder votes on executive compensation. We conducted this advisory vote on frequency at our 2014 Annual Meeting of Shareholders. At that meeting, our shareholders agreed, and our Board subsequently approved, that the advisory vote on executive compensation be held on an annual basis.

Our Board of Directors believes that our executive compensation program incentivizes and rewards our leadership for increasing shareholder value and aligns the interests of our leadership with those of our shareholders on an annual and long-term basis.

ITEM 2 RECOMMENDATION: OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF OUR EXECUTIVE COMPENSATION.

ZOETIS 2017 PROXY STATEMENT	23

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

In this Compensation Discussion and Analysis (“CD&A”) we describe our executive compensation philosophy and programs and the compensation decisions made by the Compensation Committee of the Board of Directors of Zoetis Inc. (the “Committee”) regarding compensation of our named executive officers (“NEOs”) during 2016.

Zoetis’ executive compensation program is designed to incent and reward our leadership for increasing shareholder value and align the interests of leadership with those of our shareholders on an annual and long-term basis.

Our NEOs for 2016, whose compensation is discussed in this CD&A and shown in the Executive Compensation Tables below, are:

NEO	Title

Juan Ramón Alaix	Chief Executive Officer (“CEO”)

Glenn C. David	Executive Vice President and Chief Financial Officer (“CFO”) since August 19, 2016

Kristin C. Peck	Executive Vice President and President of U.S. Operations

Clinton A. Lewis, Jr.	Executive Vice President and President of International Operations

Catherine A. Knupp	Executive Vice President and President of Research and Development

Paul S. Herendeen	Executive Vice President and CFO through August 18, 2016

2016 BUSINESS HIGHLIGHTS

In 2016, our leadership team drove strong operating performance by building on the strength of our business model defined by our three interconnected capabilities that have been critical to our success since becoming a public company: direct customer relationships, innovative research and development and high-quality manufacturing and supply.

●	Business Review. We completed the review of our business operations that was launched in 2015, referred to as our “Business Review”, and made significant progress toward our Business Review’s goals of: (1) reducing complexity that does not add value for our customers or our business; (2) optimizing resource allocation and efficiency; and (3) better positioning Zoetis for long-term profitable growth. By the end of 2016, we:

¡	Completed the exit or reduction of our footprint in several markets;

¡	Eliminated approximately 5,000 product stock keeping units (“SKUs”) from our product portfolio; and

¡	Implemented organizational changes to create a more efficient, simple and flexible structure for our company.

With the progress on our Business Review in 2016, we are on target to exceed our goal of achieving a $300 million reduction in our operating expense base by the end of 2017.

●	Financial Highlights. Our 2016 financial performance is highlighted below.

(For more information please review the Company’s Annual Report on Form 10-K for fiscal year 2016 and this proxy statement.)

¡	Revenues. For full year 2016, reported revenue was $4.888 billion, with revenue growth of 5% on an operational[3] basis. We saw strong operational revenue growth in the United States, as well as in a number of our international markets, driven by our diverse portfolio and the successful launch of several new products, particularly in the companion animal business line.

[3]	Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.

24	ZOETIS 2017 PROXY STATEMENT

EXECUTIVE COMPENSATION

¡	Adjusted Net Income. Net income for 2016 was $821 million and adjusted net income[4] for 2016 was $975 million, reflecting an increase of 10% over 2015. In line with our long-term value proposition, we grew adjusted net income faster than revenue, demonstrating our focus on long-term profitable growth.

¡	Earnings Per Share (“EPS”). Reported diluted EPS for 2016 was $1.65 per diluted share, compared to $0.68 per diluted share reported in 2015. Adjusted diluted EPS[4] for 2016 was $1.96 per diluted share, an increase of 11% over the 2015 amount of $1.77 per diluted share.

Our 2016 financial performance as compared to 2015 is reflected in the chart below.

●	Value-Added Investment Opportunities. Our Research & Development (“R&D”) team continued to increase long-term portfolio value in 2016. We received approval for more than 200 new and enhanced products and launched several new important products, including CytopointTM, the first monoclonal antibody licensed for dogs suffering from atopic dermatitis, and Simparica®, a chewable treatment for ticks and fleas in dogs. We also expanded our livestock and companion animal vaccine portfolios.

●	Acquisitions. We executed on our strategy to deploy capital in acquisitions that strengthen our portfolio, including our acquisition of Scandinavian Micro Biodevices, a pioneer in the development and manufacturing of microfluidic “lab on a chip” diagnostic analyzers and tests for veterinary point-of-care services.

2016 COMPENSATION HIGHLIGHTS

The Committee took several actions in 2016, including:

●	Compensation-Related Actions Regarding Change in CFO. Mr. Paul S. Herendeen, Executive Vice President and CFO, resigned from the company effective August 18, 2016. The Board of Directors appointed Mr. Glenn C. David, Senior Vice President, Finance Operations, as the company’s new Executive Vice President and CFO, effective August 19, 2016. Mr. David previously served as the company’s interim CFO in 2014, prior to the hiring of Mr. Herendeen. The Committee took compensation-related actions in connection with Mr. David’s appointment which are disclosed below under “2016 Compensation Program and Decisions”. In accordance with applicable SEC rules, this CD&A and the Executive Compensation Tables contained in this proxy statement include compensation information for both Mr. Herendeen and Mr. David.

[4]	Adjusted net income and adjusted diluted EPS (non-GAAP financial measures) are defined as reported net income attributable to Zoetis and reported diluted EPS, excluding purchase accounting adjustments, acquisition-related costs and certain significant items such as costs associated with implementing organizational changes resulting from our Business Review and costs associated with becoming an independent public company. Pages 47 to 50 of our 2016 Annual Report on Form 10-K, filed with the SEC on February 16, 2017, contain a reconciliation of these non-GAAP financial measures to reported results under GAAP for 2016.

ZOETIS 2017 PROXY STATEMENT	25

EXECUTIVE COMPENSATION

●	Restricted Stock Units (“RSUs”). For RSUs granted under the Zoetis Inc. 2013 Equity and Incentive Plan (the “Equity Plan”) beginning in 2017, the Committee approved enhanced vesting for retirees who are at least age 65 with 10 or more years of service, providing full vesting on the original schedule (all other retirees will continue to receive pro-rata vesting at retirement). This enhancement, which applies to all Zoetis employees eligible to receive long-term incentives (including our NEOs), was made to recognize the long-term contributions of our full-career retirees by allowing them to retain an important part of their compensation and to better align our program with market practice. All awards are forfeited upon a retirement that occurs within one year after the grant date.

CEO COMPENSATION: AT A GLANCE

Components of CEO Target Total Direct Compensation

Mr. Alaix’ target total direct compensation is comprised of base salary, target annual incentive compensation opportunity and target long-term incentive compensation opportunity.

Base Salary and Annual Incentive

Mr. Alaix’ base salary for the first three months of 2016 was $1,120,000 and his target annual incentive opportunity for that three-month period was 115% of his base salary, providing for annualized target total cash compensation of $2,408,000.

On February 19, 2016, the Committee recommended increasing Mr. Alaix’ base salary to $1,160,000, and maintaining his target annual incentive opportunity at 115% of his base salary, providing for annualized target total cash compensation of $2,494,000.

Upon the Committee’s recommendation, the Board of Directors approved this increase effective April 1, 2016, the effective date of annual salary increases generally applicable to other employees. Because this increase was not applied retroactively, Mr. Alaix’ full year target total cash compensation for 2016 was $2,472,500 (base salary of $1,150,000 and annual incentive target of $1,322,500).

	2016
	January 1 –March 31	April 1 – December 31	Full Year
Base Pay	$1,120,000	$1,160,000	$1,150,000
Target Annual Incentive	$1,288,000	$1,334,000	$1,322,500
Total Target Cash Compensation	$2,408,000	$2,494,000	$2,472,500

In February 2017, the Committee recommended, and the Board of Directors approved, an annual incentive payment for 2016 of $1,720,000 (130.1% of the full year annual incentive target) for Mr. Alaix based on Zoetis’ 2016 financial results and his individual performance, including his leadership of our Business Review.

Long-Term Incentive

On February 19, 2016, Mr. Alaix received a long-term equity incentive grant with a total grant date fair value of $6,300,000, consisting of one-third each of stock options, time-vesting RSUs and performance-vesting RSUs (“performance award units”). Each of these awards (187,667 stock options, 50,203 RSUs and 41,832 performance award units) is subject to three-year cliff vesting and vests 100% on the third anniversary of the date of grant (i.e., they remain unvested until February 19, 2019), generally subject to Mr. Alaix’ continued employment through the vesting date and, in the case of performance award units, the company’s results against its three-year relative total shareholder return (“TSR”) goals. As provided under the Equity Plan, vesting of awards may be accelerated in part or in full upon a termination of Mr. Alaix’ employment as a result of death, disability, retirement or upon a change in control.

26	ZOETIS 2017 PROXY STATEMENT

EXECUTIVE COMPENSATION

Target Total Direct Compensation (“TTDC”)

The chart below shows the TTDC for Mr. Alaix for the first three months of 2016, the last nine months of 2016 (which includes the April 1, 2016 increase to Mr. Alaix’ base salary described above) and his full year 2016 TTDC (which reflects the pro-rata combination of Mr. Alaix’ pre-April 1, 2016 and post-April 1, 2016 TTDC).

OUR COMPENSATION PROGRAM

COMPENSATION PHILOSOPHY

Our compensation philosophy, which is set by the Committee, is summarized below.

Compensation Philosophy	Objectives

Pay for Performance

Foster a pay-for-performance culture by tying a large portion of our executives’ pay to performance against pre-established annual company financial and operational metrics, as well as pre-established annual individual goals for each executive

Align Management Interests with Shareholders	Align the interests of management with results delivered to our shareholders

Pay Mix

Provide competitive compensation opportunities over the short term (base salary and annual incentives) and long term (equity-based long-term incentive awards) which are intended to retain our experienced management team, enable us to attract new qualified executives when needed and remain externally aligned with the compensation practices of our peer group

ZOETIS 2017 PROXY STATEMENT	27

EXECUTIVE COMPENSATION

BASIC PRINCIPLES OF OUR EXECUTIVE COMPENSATION PROGRAM

Key principles and elements of our executive compensation program are summarized below. We believe these practices promote good governance and serve the interests of our shareholders.

WHAT WE DO:

✓  Emphasize pay for performance – our executive compensation program emphasizes variable pay over fixed pay, with more than two-thirds of our executives’ target compensation tied to our financial results and stock performance.

✓  Maintain a three-year cliff vesting schedule for equity-based long-term incentive awards.

✓  Require executives to comply with market-competitive stock ownership guidelines.

✓  Require executives to hold net shares upon the exercise of stock options or vesting of stock until they achieve the relevant stock ownership guideline.

✓  Maintain a policy prohibiting traditional perquisites of employment (as determined by our Board of Directors) for our employees, including our NEOs.

✓  Maintain anti-hedging and anti-pledging policies prohibiting our directors and employees, including our NEOs, from hedging or collateralizing their ownership positions in our stock.

✓  Maintain a claw-back policy that allows us to recover incentive payments based on financial results that are subsequently restated or in response to certain inappropriate actions on the part of our executives.

✓  Provide for “double trigger” equity award vesting and severance benefits following a change in control.

✓  Provide severance benefits through an Executive Severance Plan, consisting of cash equal to a multiple of base salary and target annual incentive, as well as continued health and welfare benefits, as described in the Executive Severance Plan.

✓  Use an independent compensation consultant when designing and evaluating our executive compensation policies and programs.

✓  Conduct an annual risk assessment to ensure that the company’s pay programs and practices do not create risks that are likely to have a material adverse impact on the company.

WHAT WE DON’T DO:

✗   Maintain employment agreements with our executives, including our NEOs (other than agreements that are required or customary for executives outside of the U.S.).

✗   Allow repricing of stock options without shareholder approval.

✗   Provide tax “gross ups” to any of our executives, including our NEOs (except with respect to certain international assignment or relocation expenses, consistent with our policies and available on the same basis to all eligible employees).

✗  Provide for “single trigger” equity award vesting or other “single trigger” payments or benefits upon a change in control.

ELEMENTS OF 2016 COMPENSATION

Element	Description and Purpose	Comments
Cash Compensation
Base Salary	● Fixed cash compensation that reflects fulfillment of day-to-day responsibilities, skills and experience. ● Addresses employee cash-flow needs and retention objectives.	● Reviewed annually in light of changes in market practice, performance and individual responsibility.
Annual Incentive Plan (“AIP”)

●   Annual cash incentive that rewards achievement of our financial and strategic/operational goals, as well as the individual performance of the NEO and, along with base salary, provides a market-competitive annual cash compensation opportunity.

●   For 2016, the AIP pool was funded based on Zoetis’ performance against revenue, adjusted diluted EPS and cash metric goals.

●   Amount of payout is based on the extent of achievement of company and individual goals set and approved by the Committee in the first quarter of each year.

●   The Committee may exercise discretion in considering performance results in the context of other strategic and operational objectives.

28	ZOETIS 2017 PROXY STATEMENT

EXECUTIVE COMPENSATION

ELEMENTS OF 2016 COMPENSATION (CONTINUED)

Element	Description and Purpose	Comments
Long-Term Incentives
Stock Options

●   Equity awards that provide value based on growth in our stock price.

●   Intended to focus NEOs on increasing the company’s stock price.

●   Reward NEOs for increases in the stock price over a period of up to ten years.

●   In 2016, stock options represented one-third of each NEO’s long-term incentive opportunity based on the grant date fair value of the awards.

●   Exercise price equals 100% of the stock price on the date of grant.

●   Ten-year term.

●   Three-year cliff vesting: vests 100% on the third anniversary of the date of grant, subject to the NEO’s continued employment through such date (with vesting on certain earlier terminations, such as retirement, death, change in control, etc., that are generally aligned with market practice).

Restricted Stock Units

●   Equity awards that give the recipient the right to receive shares of Zoetis stock on a specified future date, subject to vesting.

●   Align NEO and shareholder interests, as NEOs will realize a higher value from RSUs from an increasing stock price.

●   In 2016, RSUs represented one-third of each NEO’s long-term incentive opportunity based on the grant date fair value of the awards.

●   Three-year cliff vesting: vests 100% on the third anniversary of the date of grant, subject to the NEO’s continued employment through such date (with vesting on certain earlier terminations, such as retirement, death, change in control, etc., that are generally aligned with market practice).

●   Paid out in shares of our company common stock upon vesting.

●   Dividend equivalents are accrued over the vesting period and paid when and if the RSUs vest (subject to the same vesting conditions as the underlying RSUs).

Performance Award Units

●   Equity awards that give the recipient the right to receive shares of Zoetis stock on a specified future date, subject to vesting and the company’s performance against its three-year relative TSR goals.

●   Align NEO and shareholder interests, as the value NEOs realize from their performance award units depends on the value of the shareholders’ investment relative to other investment opportunities over the same time period.

●   In 2016, the target number of performance award units represented one-third of each NEO’s long-term incentive opportunity based on the grant date fair value of the awards.

●   Three-year cliff vesting: units earned based on the company’s TSR results over the three-year performance period relative to the TSR results of the S&P 500 Group (as described below under “Long-Term Incentives”) vest 100% on the third anniversary of the date of grant, subject to the NEO’s continued employment through such date (with vesting on certain earlier terminations, such as retirement, death, change in control, etc., that are generally aligned with market practice).

●   Paid out in shares of our company common stock upon vesting, with the payout ranging from 0% to 200% of target (including dividend equivalents), depending on the extent to which the pre-determined performance goals have been achieved.

●   Dividend equivalents are accrued over the vesting period and paid when and if the performance award units vest (subject to the same vesting conditions as the underlying performance award units).

ZOETIS 2017 PROXY STATEMENT	29

EXECUTIVE COMPENSATION

ELEMENTS OF 2016 COMPENSATION (CONTINUED)

Element	Description and Purpose	Comments
Retirement
U.S. Savings Plan (“Savings Plan”)

●   A tax-qualified 401(k)/profit sharing plan that allows U.S. participants to defer a portion of their compensation, up to U.S. Internal Revenue Code (“IRC”) and other limitations, and receive a company matching contribution.

●   A discretionary profit sharing contribution of up to 8% of an eligible employee’s total cash pay, within IRC limitations and based on company performance.

●   We provide a matching contribution of 100% on the first 5% of an employee’s total cash pay contributed to the Savings Plan, up to IRC limitations.

●   For 2016, we made a profit sharing contribution of 4.5% of total cash pay (within IRC limitations) to all eligible U.S. employees.

Supplemental Savings Plan

●   A non-qualified deferred compensation plan that makes up for amounts that would otherwise have been contributed to the Savings Plan (by the employee or as matching or profit sharing contributions by the company) but could not be contributed due to IRC limitations.

●   Also allows NEOs and certain other executives to defer up to an additional 60% of the amount of their AIP payment that is over the IRC 401(a)(17) limit and that is not matched by the company.

● Matching and profit sharing contributions are notionally credited as company stock.
Equity Deferral Plan

●   The Zoetis Equity Deferral Plan allows the most senior leaders of the company (9 U.S. employees, including the NEOs) to defer the receipt of our company’s common stock upon vesting of RSUs and performance award units.

●   Participation in this plan is voluntary.

●   Participants may elect to defer up to 100% of the company common stock to be received upon vesting, or a lesser amount in 25% increments.

●   Participants may elect to receive their deferred shares upon termination of employment in a lump sum or in annual installments (special provisions provide for situations such as death or disability, or to comply with IRC regulations, as described more fully in the Zoetis Equity Deferral Plan).

●   In general, election decisions must be made by the end of the year before the RSUs are granted, and by the end of the second year of a three-year performance period for performance award units.

Severance
Executive Severance Plan

●   Severance benefits provided to NEOs and certain other executives (currently 12 employees, including the NEOs) upon an involuntary termination of employment without cause (whether before or after a change in control), or upon a “good reason” termination of employment following a change in control.

	●	Facilitates recruitment and retention of NEOs and certain other executives by providing income security in the event of involuntary job loss.
	●	Provides the CEO with:
		¡	1.5 times base salary and target annual incentive upon an involuntary termination of employment without cause (unrelated to a change in control).
		¡	2.5 times base salary and target annual incentive upon an involuntary termination of employment without cause or a “good reason” termination following a change in control.
	●	Provides other executives, including the NEOs other than the CEO with:
		¡	1 times base salary and target annual incentive upon an involuntary termination of employment without cause (unrelated to a change in control).
		¡	2 times base salary and target annual incentive upon an involuntary termination of employment without cause or a “good reason” termination following a change in control.

30	ZOETIS 2017 PROXY STATEMENT

EXECUTIVE COMPENSATION

SAY ON PAY CONSIDERATION AND SHAREHOLDER OUTREACH

At our 2016 Annual Shareholder Meeting we held a shareholder advisory vote on the compensation of our NEOs in 2015 (“say on pay”). Our shareholders overwhelmingly approved the compensation of our NEOs, with 98.5% of the votes cast in favor of our say on pay resolution. We believe that the outcome of our say on pay vote signals our shareholders’ support of our compensation approach, specifically our efforts to retain and motivate our NEOs and to align pay with performance and the long-term interests of our shareholders.

We value feedback from our shareholders and throughout 2016 we continued to actively engage our shareholders through participation in numerous investor meetings and conferences. The majority of these meetings were attended by our CEO in person, with an emphasis on high-quality interactions with our shareholders and the broader investment community.

The Committee reviewed and considered these voting results and our shareholder engagement activities, among other factors described in this CD&A, in evaluating the company’s executive compensation program.

THE COMMITTEE’S PROCESS

According to its Charter, the Committee is responsible for, among other duties:

●	Reviewing and approving the company’s overall compensation philosophy;

●	Overseeing the administration of related compensation and benefit programs, policies and practices;

●	Reviewing and approving the company’s peer companies and data sources for purposes of evaluating the company’s compensation competitiveness;

●	Establishing the appropriate competitive positioning of the levels and mix of compensation elements;

●	Evaluating the performance of the CEO against performance goals and objectives approved by the Board of Directors; and

●	Approving the performance goals, evaluating the performance and approving the compensation of the company’s executive officers.

To evaluate the performance of the CEO, the other NEOs and the other members of the Zoetis Executive Team (“ZET”), at the beginning of each year the Committee meets and approves strategic, financial and operational objectives for the CEO, the other NEOs and the other ZET members for the upcoming year, and it also evaluates their performance for the previous year.

Our CEO, Mr. Alaix, does not play any role in the Committee’s determination of his own compensation. For the other NEOs and ZET members, Mr. Alaix presents the Committee with recommendations for each element of compensation. He bases these recommendations upon his assessment of each individual’s performance, the performance of the relevant functions overseen by the individual, benchmark information and retention risk. The Committee then reviews the CEO’s recommendations, makes appropriate adjustments and approves compensation changes at its discretion.

ROLE OF THE COMPENSATION CONSULTANTS

The Committee retained Willis Towers Watson to serve as its executive compensation consultant in 2016. While Willis Towers Watson may make recommendations on the form and amount of compensation, the Committee continues to make all decisions regarding the compensation of our NEOs, subject to the review (and approval in the case of the CEO) of the other independent directors. In 2016, Willis Towers Watson served the Committee in a variety of activities, including:

●	Reviewing and advising the Committee on evolving trends in executive compensation and as to materials presented by management to the Committee;

●	Attending all 2016 Committee meetings and communicating with the Committee Chair between meetings as necessary;

ZOETIS 2017 PROXY STATEMENT	31

EXECUTIVE COMPENSATION

●	Providing the Committee with advice, pay-for-performance analytics and benchmarking norms related to the compensation of the CEO, the other NEOs and the other ZET members;

●	Reviewing and making recommendations for changes to our compensation peer group;

●	Reviewing our annual incentive and long-term incentive plan design;

●	Reviewing recommendations for stock ownership guidelines for our executives; and

●	Reviewing this CD&A and related Executive Compensation Tables.

Management engaged Compensation Advisory Partners, LLC in 2016 as an advisor on executive compensation matters and to assess our incentive and other compensation programs to ensure they do not create undue risk for the company.

PEER GROUP AND COMPENSATION BENCHMARKING

Each year, the Committee conducts a review of Zoetis’ compensation peer group of publicly-traded companies that is used for purposes of benchmarking pay levels and pay practices for our CEO, our other NEOs and the other ZET members, to determine if any changes are necessary or appropriate. Because there are currently no other independent publicly-traded animal health companies of comparable size and complexity, our peer group selection looks beyond our animal health competitors to a broader list of companies in the pharmaceutical, biotechnology, life sciences and healthcare equipment industries. Additionally, companies with similar sales and market capitalization, as well as similarities to Zoetis in the nature of their businesses, start-up histories and industries, and the availability of relevant comparative compensation data, are also considered. Upon completion of the review, the Committee decided not to make any changes to the compensation peer group as the Committee believes this group continues to provide a robust number of peer companies and a good balance of companies across the various industries. Accordingly, Zoetis’ compensation peer group is comprised of the 17 peer companies listed in the table below.

Agilent Technologies, Inc.	Mallinckrodt plc
Alexion Pharmaceuticals, Inc.	Mead Johnson Nutrition Company
Becton, Dickinson and Company	Mettler-Toledo International Inc.
Biogen Inc.	Mylan N.V.
Bio-Rad Laboratories, Inc.	PerkinElmer, Inc.
Boston Scientific Corporation	Perrigo Company plc
Celgene Corporation	Quintiles IMS Holdings Inc.
C. R. Bard, Inc.	Zimmer Biomet Holdings, Inc.
Endo International plc

Zoetis ranks in the 59th percentile in revenue and 67th percentile in total market capitalization among the companies in our peer group. This peer group will be used to guide the Committee in making 2017 compensation decisions.

In determining the elements of 2016 compensation for our NEOs, we used the following benchmarks:

●	Proxy statement data for the peer group as disclosed in each company’s prior year CD&A and Executive Compensation Tables.

●	Survey data from similarly-sized companies in life sciences and other industries for benchmarking purposes to ensure robust data. In particular, in certain cases we used data from the Willis Towers Watson Executive Compensation Survey for this purpose.

The Committee will continue to review our compensation peer group on an annual basis and will make any adjustments that are deemed to be appropriate to reflect our financial and operational performance and other matters the Committee deems relevant.

32	ZOETIS 2017 PROXY STATEMENT

EXECUTIVE COMPENSATION

ROLE OF MANAGEMENT IN COMPENSATION DECISIONS

Our CEO and Chief Human Resources Officer provide the Committee with preliminary recommendations for compensation of the NEOs and other members of the ZET other than themselves. The Committee, with the advice of its own independent compensation consultant, approves the compensation for the NEOs (other than the CEO) and the other members of the ZET, and recommends the compensation of the CEO to our full Board of Directors for approval.

2016 COMPENSATION PROGRAM AND DECISIONS

COMPENSATION STRUCTURE

The compensation structure for our executives, including our NEOs, reflects our overall compensation philosophy of emphasizing pay-for-performance and aligning the interests of our executive officers and our shareholders, and is designed to emphasize incentive compensation over fixed compensation and equity compensation over cash compensation. For all of our NEOs, long-term incentive compensation is entirely equity-based and makes up the largest portion of their pay mix. In 2016, 87% of the TTDC of our CEO was incentive-based pay, either subject to achievement of performance goals or with value directly tied to the price of our common stock. For each of our NEOs other than our CEO and Mr. Herendeen (who left the company in August 2016), on average 73% of TTDC was incentive-based pay.

The table and chart below show the mix of TTDC for our NEOs for 2016. The TTDC for our NEOs reflects their annualized base salaries and target annual incentive opportunities as of the end of the year. The numbers in this table differ from those shown in the 2016 Summary Compensation Table (provided later in this proxy statement) in that the Summary Compensation Table reflects actual base salary and annual incentives earned during 2016 (rather than annualized target amounts), and this table does not include all compensation information required to be presented in the Summary Compensation Table under the rules of the SEC.

2016 NEO Compensation Structure*

	Base Salary	Target Annual Incentive	Long-Term Incentive	Target Total Direct Compensation	Pay Mix
NEO					Base Salary	Target Annual Incentive	Long- Term Incentive
Juan Ramón Alaix	$1,160,000	$1,334,000	$6,300,000	$8,794,000	13%	15%	72%
Glenn C. David	$585,000	$409,500	$1,100,000	$2,094,500	28%	19%	53%
Kristin C. Peck	$640,000	$448,000	$1,350,000	$2,438,000	26%	19%	55%
Clinton A. Lewis, Jr.	$640,000	$448,000	$1,200,000	$2,288,000	28%	20%	52%
Catherine A. Knupp	$530,000	$371,000	$1,100,000	$2,001,000	26%	19%	55%
Paul S. Herendeen	$750,000	$675,000	$2,000,000	$3,425,000	22%	20%	58%

*	Amounts in this table are as of December 31, 2016, except for Mr. Herendeen’s amounts, which are as of his termination of employment date of August 18, 2016.

ZOETIS 2017 PROXY STATEMENT	33

EXECUTIVE COMPENSATION

BASE SALARY

Base salary is the principal fixed component of the TTDC of our NEOs, and is determined by considering the relative importance of the position, the competitive marketplace and the individual’s performance and contributions. In setting base salaries and determining salary increases for our NEOs, the Committee takes into account a variety of factors, including:

●	Level of responsibility;

●	Individual and team performance;

●	Internal review of the NEO’s total compensation, individually and relative to our other officers and executives with similar levels of responsibility within the company; and

●	General levels of salaries and salary changes relative to officers and executives with similar responsibilities at peer group companies.

With regard to individual and team performance, the Committee considers the CEO’s evaluation of the individual performance of each NEO. Salary levels are typically reviewed annually as part of the Committee’s performance review process and would otherwise be reviewed in the context of a promotion or other change in job responsibility.

After taking into consideration the factors listed above, the Committee took the following actions for our NEOs for 2016:

●	Effective April 1, 2016, the Committee approved increases to the base salaries of Mr. Alaix, Ms. Peck, Mr. Lewis, Dr. Knupp and Mr. Herendeen. The new salaries are shown in the section above entitled “Compensation Structure”.

●	Effective August 19, 2016, the Board of Directors appointed Mr. David, Senior Vice President, Finance Operations, as the company’s new Executive Vice President and CFO upon Mr. Herendeen’s departure. Mr. David previously served as the company’s interim CFO in 2014, prior to the hiring of Mr. Paul Herendeen. The Committee approved a base salary for Mr. David of $585,000, effective August 19, 2016, to reflect his assumption of the CFO role and the accompanying increased level of responsibility.

SPECIAL PAYMENTS

In February 2016 (prior to his departure from the company), the Committee approved a one-time cash payment of $300,000 to Mr. Herendeen to recognize his work during the first quarter of 2016 in addressing the financial impact to Zoetis of the European Commission’s tax decision announced in January 2016.

ANNUAL INCENTIVE PLAN (“AIP”)

Our AIP is our annual cash incentive plan, which is intended to reward all AIP-eligible employees, including our NEOs, for achievement of company financial and strategic/operational goals, as well as achievement of their own individual performance goals.

Our AIP utilizes a funded pool approach. An overall target AIP pool for the year is determined by adding together the target AIP payouts for each eligible employee, including the NEOs. The actual amount of the AIP pool for 2016 was determined by the Committee based on the company’s attainment of the revenue, adjusted diluted EPS and cash metric[5] goals (weighted 40%, 40% and 20%, respectively) approved by the Committee in the first quarter of the year.

[5]	The cash metric is defined as our adjusted net income plus depreciation, amortization and stock-based compensation within adjusted income, minus capital expenditures and certain one-time cash costs (after taxes), plus or minus foreign exchange impacts and changes in accounts receivable, inventories and accounts payable.

34	ZOETIS 2017 PROXY STATEMENT

EXECUTIVE COMPENSATION

These three measures were selected because:

●	They reflect the successful execution of our business strategy and support the achievement of the company’s annual operating plan; and

●	Revenue and adjusted diluted EPS are measures that shareholders closely track in their analysis of our performance and the cash metric helps drive the efficient management of working capital and cash.

The threshold, target and maximum performance levels for AIP pool funding for 2016 were established by the Committee in early 2016.

COMPANY 2016 PERFORMANCE

The revenue, adjusted diluted EPS and cash metric target levels and results reflected here and used to determine the funding level of our AIP pool exclude the impact of foreign exchange during 2016 and are therefore different from our reported revenue and adjusted diluted EPS results of $4.888 billion and $1.96 per share, respectively. The impact of foreign exchange is excluded as it is not a direct measure of the company’s operating performance. These adjusted financial results for 2016 that exclude the impact of foreign exchange led to above-target payouts under our AIP:

●	Our revenue[6] of $4.809 billion was 101% of the 2016 revenue target established for the AIP of $4.758 billion.

●	Our adjusted diluted EPS[6] of $1.92 per share exceeded the 2016 adjusted diluted EPS target established for the AIP of $1.74 per share.

●	Our cash metric[6] result in 2016 was $810 million, which was 122% of our 2016 cash metric target of $662 million.

Given these results, the Committee approved an overall funding level of 128% of target for all employees eligible under the AIP. The Committee believes this funding level recognizes Zoetis’ delivery of strong 2016 financial performance while implementing significant changes to the business as a result of the Business Review.

The threshold, target and maximum performance levels for AIP pool funding, as well as the actual results for 2016, are shown in the table below.

The target payout levels for our NEOs were set by the Committee (and, in the case of the CEO, the Board of Directors) in February 2016. Payouts under the AIP program can range from 0% to 200% of the target level depending on actual performance.

CEO 2016 PERFORMANCE

In determining Mr. Alaix’ 2016 annual incentive payment, the Board of Directors and the Committee considered the strong financial results achieved by the company under Mr. Alaix’ leadership, including performance against the revenue, adjusted diluted EPS and cash metrics included in the AIP, and the company’s strong 2016 stock price growth and TSR. The Board of Directors and the Committee also considered Mr. Alaix’ other 2016 achievements, including those summarized in the table below.

[6]	Excludes the impact of foreign exchange.

ZOETIS 2017 PROXY STATEMENT	35

EXECUTIVE COMPENSATION

CEO 2016 Achievements
Leadership of the Business Review

We completed the Business Review that was launched in 2015 and as a result:

●     Zoetis is on track to exceed our target of $300 million in cost savings by the end of 2017.

●     We completed the implementation of SAP as our Enterprise Resource Planning system.

●     We eliminated approximately 5,000 low-revenue/low-margin SKUs from our product portfolio and have sold or exited six manufacturing sites.

●     We made efficiency changes and simplified our commercial model in approximately 30 markets and re-sized our field forces where needed.

●     We analyzed and streamlined our R&D portfolio to focus on key early research areas, aligned with our species strategies.

●     We implemented cross-company policy changes, completed planned organizational changes and are on schedule with the transformation of our supply chain model.

Product Launches and Approvals

●     We launched Simparica® in the United States, Canada, Brazil, New Zealand and the European Union, and licensed Simparica® in Australia.

●     In late December, Zoetis was granted a license by the U.S. Department of Agriculture (“USDA”) for CytopointTM, our atopic dermatitis treatment for dogs that neutralizes IL-31, a key protein that triggers canine itching, making Zoetis the first company to receive a license for a monoclonal antibody therapy to help treat the signs of atopic dermatitis in dogs.

●     We gained approvals for Apoquel®, our targeted anti-itch therapy to treat skin allergies in dogs, in new important markets such as Japan and Brazil, and launched it in several other markets around the world.

●     We expanded our vaccine portfolio through product approvals and launches, including:

¡     In Chile, our Pharmaq business launched Alpha Ject® Livac® SRS vaccine for salmon, the first attenuated live vaccine against Salmon Rickettsia Syndrome;

¡     We expanded our Vanguard® vaccine franchise with licenses granted by the USDA for a new Vanguard® B Oral vaccine and received approval for three new Vanguard® intranasal vaccines, making Zoetis the first and only manufacturer to offer oral, intranasal and injectable options for vaccinating dogs against Bordetella bronchiseptica;

¡      We were awarded a contract by the USDA to supply the National Veterinary Stockpile with our Avian Influenza Vaccine, H5N1, for use as an aid in preventing disease in chickens caused by avian influenza H5N1; and

¡     Approval of Rui Lan Wen, the second vaccine resulting from our joint venture in China, and the first combination vaccine in China to help protect pigs against certain locally prevalent illnesses.

Business Development and Strategic Alliances

In line with our goal of pursuing strategically aligned business development opportunities that enhance our product portfolio, strengthen our presence in emerging markets and help expand our complementary businesses such as Diagnostics, Genetics and Biodevices:

●     We acquired Scandinavian Micro Biodevices, a developer and manufacturer of microfluidic “lab on a chip” diagnostic analyzers and tests for veterinary point-of-care services; and

●     We completed three aquatic health acquisitions in 2016.

Employee Engagement

We made great progress in developing the culture of Zoetis – a culture that is based on our Core Beliefs – and engaging and retaining a high-performing workforce, evidenced by overall engagement results from our global employee survey of 85% and the recognition of Zoetis as one of the 100 Best Companies to work for by Working Mother magazine and a 2016 Forbes Best Mid-Sized Employer.

The Board of Directors and the Committee also considered the results of an anonymous 360 degree feedback survey, conducted among the members of the ZET, in evaluating Mr. Alaix’ 2016 performance. ZET members provided their views on Mr. Alaix’ performance across various leadership dimensions, including strategic acumen and insightfulness, judgment and decision making, team and talent building, operational effectiveness, and reputation and external relationships. The results of this survey were considered by the Board of Directors in its assessment of Mr. Alaix’ 2016 performance and were used to provide constructive feedback to Mr. Alaix to enhance his leadership effectiveness going forward.

After considering and balancing each of these inputs to Mr. Alaix’ overall 2016 performance, the Committee recommended and the Board of Directors approved an annual incentive payout to Mr. Alaix of 130.1% of target ($1,720,000).

36	ZOETIS 2017 PROXY STATEMENT

EXECUTIVE COMPENSATION

OTHER NEO 2016 PERFORMANCE

What follows are highlights of individual and business unit/function performance considered in the CEO’s evaluation of the performance of the other NEOs and the CEO’s recommendations with respect to the other NEOs’ AIP payouts for 2016. In reviewing the compensation recommendations for the other NEOs and approving their AIP payouts, the Committee considered the overall performance of the company, as well as the CEO’s assessment of each NEO’s individual performance and accomplishments relative to each NEO’s individual performance objectives that were approved by the Committee at the start of 2016.

NEO	2016 Achievements
Glenn C. David Executive Vice President and Chief Financial Officer

As Senior Vice President of Finance Operations and since his appointment as Executive Vice President and Chief Financial Officer on August 19, 2016, Mr. David:

●     Played a key role in the initiation and implementation of our Business Review, including the related organizational changes within the Finance organization and across Zoetis;

●     Led efforts to enhance and improve our internal controls;

●     Seamlessly assumed his new responsibilities as he transitioned into the CFO role and established himself through positive interactions with internal and external stakeholders; and

●     Provided effective financial leadership that enabled the company to achieve its strong 2016 financial results.

Kristin C. Peck Executive Vice President and President of U.S. Operations

As Executive Vice President and President of U.S. Operations, Ms. Peck:

●     Delivered above-market revenue and strong income growth;

●     Developed and led several U.S.-wide initiatives to enhance the customer experience, including the introduction of a new customer loyalty program, the launch of new billing and customer service portals and the establishment of a new customer excellence team to ensure greater organizational capability in key customer areas; and

●     Drove the organization changes in U.S. Operations associated with our Business Review and delivered significant organizational efficiencies and targeted cost savings.

Clinton A. Lewis, Jr. Executive Vice President and President of International Operations

As Executive Vice President and President of International Operations, Mr. Lewis:

●     Achieved strong revenue and income growth, growing faster than the overall animal health market (excluding the impact of the SKU eliminations and the changes in our operating model resulting from our Business Review);

●     Drove the organizational changes in International Operations associated with our Business Review and delivered significant operational efficiencies and targeted cost savings; and

●     Played a key role in facilitating the successful move of the International Operations headquarters from Brussels to Dublin, with no disruption to the business or loss of key talent.

Dr. Catherine A. Knupp Executive Vice President and President of Research and Development

As Executive Vice President and President of Research and Development, Dr. Knupp:

●     Led efforts that achieved approval for more than 200 new and enhanced products in 2016, including a number of high priority approvals such as CytopointTM and Vanguard® vaccines in the U.S., Simparica® in the U.S., Canada, Brazil and Australia, the Rui Lan Wen vaccine in China and further geographic expansion or new claims for key brands such as Apoquel®, Draxxin®, Fostera® and Versican®;

●     Drove enhancements to the company’s innovation capability, including identification of new areas for external investment; and

●     Led efforts to strengthen our position in China, including the implementation of programs to meet Chinese regulatory requirements, geographic expansion of key brands and the establishment of our research laboratory in Beijing.

ZOETIS 2017 PROXY STATEMENT	37

EXECUTIVE COMPENSATION

NEO AIP DECISIONS

In February 2017, the Committee (and, in the case of the CEO, the Board of Directors) determined the amount of annual incentive earned by each of our NEOs and approved the final payouts to each NEO for 2016. The NEOs’ 2016 annual incentive awards were based on:

●	The financial performance of Zoetis (measured against targets for revenue, adjusted diluted EPS and a cash metric);

●	The financial performance of their respective region/business unit/function measured by annual budgets for revenue and income before adjustments (as applicable);

●	The achievement of approved strategic and operational goals for their respective region/business unit/function; and

●	An assessment of each executive’s individual performance relative to each executive’s performance objectives (indicated above), including an assessment of whether such performance objectives were achieved in alignment with our Core Beliefs, which define the values and behaviors that we expect all Zoetis employees, including our NEOs, to exhibit in carrying out their responsibilities.

The 2016 AIP target amounts are prorated to reflect base salary increases received during the year (except in the case of Mr. David, whose 2016 AIP target amount reflects the full year effect of his August 19, 2016 salary increase related to his appointment as Executive Vice President and CFO). The 2016 AIP awards for our NEOs, reflecting the Committee’s assessment of their performance in 2016 (and, in the case of our CEO, the Board of Director’s assessment of his performance in 2016) are shown in the table below.

NEO*	AIP Target Amount	AIP Award % of Target	AIP Award Paid
Juan Ramón Alaix	$1,322,500	130.1%	$1,720,000
Glenn C. David	$409,500	128.6%	$526,676
Kristin C. Peck	$445,463	127.7%	$568,856
Clinton A. Lewis, Jr.	$441,038	129.5%	$571,303
Catherine A. Knupp	$367,519	129.2%	$474,940

*	Mr. Herendeen was not eligible for an AIP award for 2016 due to his termination of employment on August 18, 2016.

LONG-TERM INCENTIVES (“LTI”)

Our Equity Plan is a comprehensive long-term incentive compensation plan that permits us to grant both equity-based and non-equity-based long-term compensation awards to employees and directors. The Committee believes that long-term equity-based incentive awards align the interests of management with our shareholders and focus management on our long-term growth. In addition, the Committee believes that equity-based awards are essential to attract and retain the talented professionals and managers needed for our continued success. In determining the size of equity-based grants, the Committee considers the number of shares available under the Equity Plan, the potential dilutive impact of such grants on our shareholders, the individual’s position with us, the appropriate allocation of such grants based on past and projected individual and corporate performance and the level of grants awarded by our peers to similarly situated executives.

38	ZOETIS 2017 PROXY STATEMENT

EXECUTIVE COMPENSATION

In 2016, long-term incentive values were delivered to the NEOs, other ZET members and approximately 170 other senior leaders generally through a mix of one-third each of stock options, RSUs and performance award units. We believe that the mix of stock options (which have value only if there is an increase in the value of our stock), RSUs (which focus our executives on sustained growth) and performance award units (which reward the company’s executives in alignment with the relative return in our shareholders’ investment in the company over the three-year performance period) that was delivered in 2016 supports our pay-for-performance objective by tying executive awards to shareholder value accretion. Long-term incentive values were delivered to other eligible Zoetis employees generally through RSUs.

LTI awards vest in full on the third anniversary of the date of grant, assuming continued employment through the vesting date and, in the case of performance award units, subject to the company’s total shareholder return over the three-year performance period relative to the total shareholder return of the “S&P 500 Group”, which we define as the companies comprising the S&P 500 stock market index as of the beginning of the performance period, excluding companies that during the performance period are acquired or no longer publicly traded. For all LTI awards, earlier vesting may occur in connection with certain termination conditions, such as retirement, death, disability, restructuring, change in control, etc., that are generally aligned with market practice.

The three forms of LTI awards granted to our senior leaders, including the NEOs, are described below.

Stock Options	Objectives

    We view stock options as a form of long-term incentive that focuses and rewards executives for increasing our stock price. If the stock price does not increase from the level at the date of the grant, the stock options will have no value to the executives.

●   Encourage our executives to focus on decisions that will lead to increases in the stock price for the long term

●   Retain executive talent, since executives generally must remain with the company for three years following the date of the grant before they can exercise the stock options (with exceptions for certain terminations of employment), and the options have a ten-year term from the date of the grant

Restricted Stock Units	Objectives

    RSUs provide executives with the right to receive shares of our stock at the end of the three-year cliff-vesting period, generally subject to continued employment (with exceptions for certain terminations of employment). Dividend equivalents are applied to outstanding RSUs and are paid out in shares of our stock at the same time the associated RSUs are paid out.

● Align the interests of executives with those of shareholders over the vesting period ● Retain executive talent ● Encourage stock ownership by delivering shares upon settlement

ZOETIS 2017 PROXY STATEMENT	39

EXECUTIVE COMPENSATION

Performance Award Units	Objectives

We award performance award units to enhance the alignment of executive pay with the value created for our shareholders. Performance award units provide executives with the right to receive shares of our stock after the end of the three-year performance vesting period. The number of shares paid, if any, is generally subject to continued employment (with exceptions for certain terminations of employment) and the company’s total shareholder return over the performance period relative to the S&P 500 Group. Dividend equivalents are applied to outstanding performance award units and are paid out in shares of our stock at the same time the associated performance award units are paid.

●   Align the interests of executives with those of shareholders over the performance vesting period

●   Retain executive talent, as performance awards provide an opportunity for higher rewards when the company’s total shareholder return results exceed the median of the S&P 500 Group

●   Encourage stock ownership by delivering shares upon settlement in accordance with the company’s relative total shareholder return results

The performance award unit vesting schedule is as follows:
If the company’s total shareholder return for the 2016-2018 performance period is:	The number of shares of stock that will vest is:
Below the 25th percentile of the S&P 500 Group	Zero
At the 25th percentile of the S&P 500 Group	50% of the target number of units
At the 50th percentile of the S&P 500 Group	100% of the target number of units
At or above the 75th percentile of the S&P 500 Group	200% of the target number of units

The number of shares that vest and are paid is determined by linear interpolation when the company’s total shareholder return is between the 25th and 50th or between the 50th and 75th percentiles of the S&P 500 Group.

NEO LTI DECISIONS

Our NEOs typically receive equity-based grants as part of our annual grant of long-term incentive awards which occurs during the first quarter of each year. Although it is infrequent, NEOs may receive interim awards in certain extraordinary situations. Mr. David received such an award valued at $550,000 on August 22, 2016 (delivered as a mix of 50% stock options and 50% RSUs), to recognize his appointment to the position of Executive Vice President and CFO. Mr. David also received an equity-based award valued at $300,000 on December 6, 2016 (delivered as a mix of 50% stock options and 50% RSUs), to recognize his contributions to our Business Review prior to the time he was appointed as Executive Vice President and CFO. The following table sets forth the long-term incentive awards delivered to our NEOs in 2016. In determining the number of shares underlying each applicable award, the value of RSUs is divided by the grant date closing price of Zoetis common shares, the option value is divided by the Zoetis Black-Scholes value as of the grant date and the performance award unit value is divided by the Zoetis Monte Carlo simulation value as of the grant date (in each case, the number of underlying shares is rounded down to the nearest whole number).

NEO	Total LTI Value	Value of Awards:			Number of Shares Underlying Awards:
		Stock Options	RSUs	Performance Award Units	Stock Options	RSUs	Performance Award Units
Juan Ramón Alaix	$6,300,000	$2,100,000	$2,100,000	$2,100,000	187,667	50,203	41,832
Glenn C. David	$1,125,000	$516,667	$516,667	$91,667	40,636	10,544	1,826
Kristin C. Peck	$1,350,000	$450,000	$450,000	$450,000	40,214	10,757	8,964
Clinton A. Lewis, Jr.	$1,200,000	$400,000	$400,000	$400,000	35,746	9,562	7,968
Catherine A. Knupp	$1,100,000	$366,667	$366,667	$366,667	32,767	8,765	7,304
Paul S. Herendeen*	$2,000,000	$666,667	$666,667	$666,667	59,577	15,937	13,280

*	Each award granted to Mr. Herendeen was forfeited upon his termination of employment.

RETIREMENT BENEFITS

Our NEOs receive retirement benefits through Zoetis’ U.S. Savings Plan. The Savings Plan is a tax-qualified 401(k) savings plan available to all eligible U.S. employees. Participants may elect to contribute up to 60% of their salary and annual incentive payment to the Savings Plan, subject to Internal Revenue Code (“IRC”) limitations. We match 100% of the employee contribution, up to 5% of each eligible employee’s pay. We may also contribute a discretionary profit

40	ZOETIS 2017 PROXY STATEMENT

EXECUTIVE COMPENSATION

sharing amount of up to 8% of each eligible employee’s pay (subject to IRC limitations). For 2016, we contributed 4.5% of each eligible employee’s pay (including the NEOs) as a profit sharing contribution.

To the extent the IRC limitations are exceeded, our Supplemental Savings Plan is a non-qualified deferred compensation plan that makes up for amounts that would otherwise have been contributed to the Savings Plan but could not be contributed due to IRC limitations on the amount of compensation that may be taken into account under a tax-qualified plan ($265,000 for 2016). Eligible employees, including all of our NEOs, may elect to defer up to 30% of the amount by which their salary and annual incentive payment exceeds this compensation limit. We match these deferrals at the same rate as under the Savings Plan, i.e., 100% match up to 5% of pay. In addition, our NEOs and certain other executives may elect to defer up to an additional 60% of the amount of their annual incentive payment that is over the IRC 401(a)(17) limit. We do not match these additional deferrals. If an employee’s profit sharing contribution to the Savings Plan is limited by the compensation or contribution limit, the portion that the employee was not able to receive in the Savings Plan is credited to the employee’s account in the Supplemental Savings Plan.

SEVERANCE

The Zoetis Executive Severance Plan covers our NEOs, ZET members and certain other executives (currently 12 employees). We do not maintain individual employment agreements with our executives (other than agreements that are required or customary for executives outside of the U.S.). The plan provides for payment of severance benefits in the event of an involuntary termination of employment (other than for cause7) that is not in connection with a change in control7, and a higher level of benefits in the event of an involuntary termination of employment (other than for cause) or a termination for “good reason”7 that is in connection with or within 24 months following a change in control. The amounts payable under the plan are shown below.

	Severance (Base Salary)	Continued Health and Life Insurance (at active employee cost)	Annual Incentive
Non-Change in Control Severance:
CEO	18 months	12 months	1.5x target
Other Participants	12 months	12 months	1x target
Change in Control Severance:
CEO	30 months	18 months	2.5x target
Other Participants	24 months	18 months	2x target

The salary payments are made as salary continuation in the case of a non-change in control severance, and in a lump sum in the case of a change in control severance. The annual incentive payments are made in a lump sum under both circumstances. In addition to the benefits reflected in the table, we provide outplacement services to plan participants. All benefits under the plan are subject to the participant’s execution of a general release of all claims against the company.

PERQUISITES

We maintain a policy prohibiting traditional perquisites of employment (as determined by our Board of Directors) for our employees, including our NEOs. However, the company does provide certain benefits to all employees serving outside of their home country at the company’s request, including our NEOs, pursuant to its international assignment policy, which benefits fall into the category of perquisites or other personal benefits under applicable SEC rules. Certain benefits of this type provided to Mr. Lewis in connection with his international assignment and relocation to Ireland in 2016 are included in the Summary Compensation Table under the heading “All Other Compensation”.

[7]	“Cause”, “change in control” and “good reason” are as defined in the Zoetis Executive Severance Plan.

ZOETIS 2017 PROXY STATEMENT	41

EXECUTIVE COMPENSATION

CORPORATE GOVERNANCE POLICIES

STOCK OWNERSHIP REQUIREMENTS

Our stock ownership guidelines encourage our NEOs to own and maintain a substantial stake in the company. Our guidelines are established as a multiple of each executive’s base salary. In assessing compliance with the guidelines, we count stock held outright, unvested restricted stock or RSUs, unvested performance award units and stock held in benefit plans. Our stock ownership guidelines are as follows:

●	Mr. Alaix: 5 times base salary

●	All other ZET members, including our NEOs: 3 times base salary

A Zoetis executive must achieve the guidelines before he or she can sell any stock acquired upon the exercise of options or the vesting of other awards, other than stock sold to satisfy the exercise price of stock options or taxes due upon the exercise of options or the vesting or settlement of other awards. Our NEOs (and all other ZET members) have five years from the establishment of the guidelines in 2013 to achieve the stock ownership requirements. Newly hired employees and employees newly appointed to the ZET will have five years from the date of hire or appointment, as applicable, to achieve the stock ownership requirements. As of the last annual measurement date, all our NEOs have met the stock ownership requirements except for Mr. David, who first became subject to the requirements upon his appointment as CFO in August 2016.

ANTI-HEDGING AND ANTI-PLEDGING POLICIES

Zoetis maintains a policy prohibiting any of our directors or employees, including the NEOs, from “hedging” their ownership in shares of our common stock or other equity-based interests in our company, including by engaging in short sales or trading in derivative securities relating to our common stock. Zoetis also maintains a policy prohibiting any of our directors or employees, including the NEOs, from pledging Zoetis shares as collateral for loans or for any other purpose.

CLAW-BACK POLICY

Zoetis maintains a claw-back policy under which the Committee shall, to the extent permitted by law, make retroactive adjustments to any cash-based or equity-based incentive compensation paid to employees, including our NEOs, where the payment was predicated upon the achievement of specified financial results that are the subject of a subsequent restatement, or where employees were found to have altered financial or operational results used to determine award values. At the beginning of 2017, our claw-back policy was expanded to include recoupment due to willful misconduct or gross negligence which caused or might reasonably be expected to cause significant business or reputational harm to the company. The intent of the policy is to enable the company to recover any amount determined by the Committee to have been inappropriately received by the employee.

COMPENSATION RISK ASSESSMENT

In 2016, the Committee considered whether the company’s compensation policies and practices for its employees, including the NEOs, create risks that are reasonably likely to have a material adverse effect on the company.

In evaluating a compensation risk assessment that was conducted by Compensation Advisory Partners, LLC, management’s compensation consultant, and reviewed by Willis Towers Watson, the Committee’s independent executive compensation consultant, the Committee considered the following:

●	The mix of cash and equity compensation, which is balanced with a strong emphasis on long-term awards;

●	Goals and objectives of the company’s compensation programs, reflecting both quantitative and qualitative performance measures and avoiding excessive weight on a single performance measure;

●	The design of the company’s sales incentive plans, to ensure the mix of fixed and variable compensation promotes appropriate behaviors among participants;

42	ZOETIS 2017 PROXY STATEMENT

EXECUTIVE COMPENSATION

●	Equity compensation granted in the form of stock options, restricted stock units and performance award units to provide greater incentive to create and preserve long-term shareholder value;

●	Regular review of comparative compensation data to maintain competitive compensation levels in light of the company’s industry, size and performance;

●	The company’s minimum stock ownership guidelines, which ensure that executive officers have a meaningful direct ownership stake in the company and align executive officers with long-term shareholder interests;

●	The company’s restrictions on engaging in hedging transactions in the company’s securities; and

●	The company’s claw-back policy.

Based on its evaluation in 2016, the Committee has determined, in its reasonable business judgment, that the company’s compensation policies and practices as generally applicable to its executive officers and employees do not create risks that are reasonably likely to have a material adverse impact on the company and instead promote behaviors that support long-term sustainability and shareholder value creation.

TAX DEDUCTIBILITY OF NEO COMPENSATION

Section 162(m) of the IRC generally disallows a federal tax deduction to public companies for compensation greater than $1 million paid in any tax year to specified executive officers unless the compensation is “qualified performance-based compensation” under that section.

Certain of our compensation and benefit plans are designed to permit us to grant awards that may qualify as “qualified performance-based compensation”; however, it is possible that awards intended to qualify for the tax deduction may not so qualify if all requirements of the “qualified performance-based compensation” exemption are not met. Furthermore, although the Committee may take action intended to limit the impact of Section 162(m) of the IRC, it also believes that the tax deduction is only one of several relevant considerations in setting compensation. The Committee believes that the tax deduction limitation should not be permitted to compromise the ability to design and maintain executive compensation arrangements that will attract and retain executive talent. Accordingly, achieving the desired flexibility in the design and delivery of compensation may result in compensation that in certain cases is not deductible for federal income tax purposes.

ZOETIS 2017 PROXY STATEMENT	43

EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

The Zoetis Compensation Committee has reviewed and discussed with management the preceding Compensation Discussion and Analysis contained in this proxy statement. Based on its review and discussions with management, the Zoetis Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the company’s proxy statement on Schedule 14A filed with the SEC.

THE COMPENSATION COMMITTEE

Robert W. Scully, Chair

Paul M. Bisaro

Sanjay Khosla

Gregory Norden

Louise M. Parent

44	ZOETIS 2017 PROXY STATEMENT

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION TABLES

The following tables summarize our NEO compensation:

1.	Summary Compensation Table. The Summary Compensation Table summarizes the compensation earned by our NEOs for the fiscal years ended December 31, 2016, 2015 and 2014, including salary earned, annual incentive plan awards, the aggregate grant date fair value of equity-based incentive awards granted to our NEOs and all other compensation paid to our NEOs.

2.	2016 Grants of Plan-Based Awards Table. The 2016 Grants of Plan-Based Awards Table summarizes all grants of plan-based awards made to our NEOs during the fiscal year ended December 31, 2016.

3.	Outstanding Equity Awards at 2016 Fiscal Year-End Table. The Outstanding Equity Awards at 2016 Fiscal Year-End Table summarizes the outstanding equity-based incentive awards held by our NEOs as of December 31, 2016.

4.	2016 Option Exercises and Stock Vested Table. The 2016 Option Exercises and Stock Vested Table summarizes our NEOs’ option exercises and equity-based award vesting during the fiscal year ended December 31, 2016.

5.	2016 Non-Qualified Deferred Compensation Table. The 2016 Non-Qualified Deferred Compensation Table summarizes the activity during 2016 and account balances under our Supplemental Savings Plan as of December 31, 2016.

6.	Potential Payments upon Employment Termination Table. The Potential Payments upon Employment Termination Table summarizes payments and benefits that would be made to our NEOs in the event of certain employment terminations, assuming such terminations occurred on December 31, 2016.

ZOETIS 2017 PROXY STATEMENT	45

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

Name	Year		Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Juan Ramón Alaix	2016		1,150,000	—	4,199,957	2,099,994	1,720,000	296,675	9,466,626
Chief Executive Officer	2015		1,115,000	—	3,733,253	1,866,663	1,705,393	261,878	8,682,187
	2014		1,050,000	—	2,499,989	2,499,993	1,375,700	211,044	7,636,726
Glenn C. David	2016		483,030	—	608,223	516,651	526,676	73,526	2,208,106
Executive Vice President and	2015		410,500	75,000	179,943	89,999	291,000	64,145	1,110,587
Chief Financial Officer	2014		361,126	75,000	281,195	131,244	225,000	51,623	1,125,188
Kristin C. Peck	2016		636,375	—	899,958	449,995	568,856	119,499	2,674,683
Executive Vice President and	2015		625,500	—	866,622	433,330	582,341	112,886	2,620,679
President of U.S. Operations	2014		620,375	—	629,971	629,995	490,717	96,847	2,467,905
Clinton A. Lewis, Jr.	2016		630,054	—	799,972	399,998	571,303	966,604	3,367,931
Executive Vice President and	2015		558,943	—	666,639	333,330	512,587	277,016	2,348,515
President of International Operations	2014		451,375	—	374,974	374,996	352,073	67,575	1,620,993
Catherine A. Knupp	2016		525,027	—	733,301	366,663	474,940	93,299	2,193,230
Executive Vice President and	2015		499,625	—	666,639	333,330	453,923	88,850	2,042,367
President of R&D	2014		451,375	—	374,974	374,996	352,073	67,278	1,620,696
Paul S. Herendeen	2016	(5)	445,962	300,000	1,333,301	666,667	—	103,072	2,849,002
Former Executive Vice President	2015	(5)	630,000	—	1,199,956	599,990	595,350	82,638	3,107,934
and Chief Financial Officer	2014	(5)	207,614	—	437,468	437,495	167,130	18,686	1,268,393

(1)	The amounts shown in the “Stock Awards” column represent the aggregate grant date fair values for the Restricted Stock Units (“RSUs”) and the performance award units granted by Zoetis in 2016 and 2015, and the aggregate grant date fair values for the RSUs granted by Zoetis in 2014, determined in accordance with FASB ACS Topic 718 based on the assumptions and methodologies set forth in Note 14 to Zoetis’ 2016 Annual Report on Form 10-K, filed with the SEC on February 16, 2017 (the “2016 10-K”). Further information regarding the 2016 awards is included in the 2016 Grants of Plan-Based Awards Table and the Outstanding Equity Awards at 2016 Fiscal Year-End Table. With respect to the performance award units granted by Zoetis in 2016 and 2015, the amounts included in the “Stock Award” column of the Summary Compensation Table above represent the target payout at the grant date based upon the probable outcome of the performance conditions. The table below shows the amount of the target payout value at the grant date and the maximum value at the grant date assuming that the highest performance conditions would be achieved for each of the performance award units granted in 2016 and 2015.

	Performance Award Unit Grants in 2015		Performance Award Unit Grants in 2016
Name	Grant Date Target Payout $	Maximum Value at Grant Date $	Grant Date Target Payout $	Maximum Value at Grant Date $
Juan Ramón Alaix	1,866,608	3,733,216	2,099,966	4,199,932
Glenn C. David	89,975	179,950	91,665	183,330
Kristin C. Peck	433,330	866,660	449,993	899,986
Clinton A. Lewis, Jr.	333,316	666,632	399,994	799,988
Catherine A. Knupp	333,316	666,632	366,661	733,322
Paul S. Herendeen*	599,956	1,199,912	666,656	1,333,312

*	All of Mr. Herendeen’s performance award units were forfeited upon his termination of employment on August 18, 2016.

(2)	The amounts shown in the “Option Awards” column represents the aggregate grant date fair values of long-term incentive awards granted to the NEOs by Zoetis in 2016, 2015 and 2014, determined in accordance with FASB ACS Topic 718 based on the assumptions and methodologies set forth in Note 14 to the 2016 10-K. Further information regarding the 2016 awards is included in the 2016 Grants of Plan-Based Awards Table and the Outstanding Equity Awards at 2016 Fiscal Year-End Table.

(3)	The amounts shown in the “Non-Equity Incentive Plan Compensation” column represent annual cash incentive awards earned by the NEOs under the Zoetis Annual Incentive Plan for 2016, 2015 and 2014.

46	ZOETIS 2017 PROXY STATEMENT

EXECUTIVE COMPENSATION

(4)	The following table sets forth the component amounts presented in the “All Other Compensation” column above for the year ended December 31, 2016:

Name	Company Contributions Under the Zoetis Savings Plan (i) ($)	Company Contributions Under the Zoetis Supplemental Savings Plan (ii) ($)	International Assignment (iii) ($)	Other (iv) ($)	All Other Compensation ($)
Juan Ramón Alaix	10,600	256,317	—	29,758	296,675
Glenn C. David	25,175	47,289	—	1,062	73,526
Kristin C. Peck	25,175	89,667	—	4,657	119,499
Clinton A. Lewis, Jr.	25,175	82,435	856,481	2,513	966,604
Catherine A. Knupp	25,175	63,873	—	4,251	93,299
Paul S. Herendeen	25,175	74,024	—	3,873	103,072

(i)	The amounts shown in this column represent the sum of profit sharing and matching contributions under the Zoetis Savings Plan (“ZSP”), a tax-qualified retirement savings plan. Under the terms of the ZSP, the company will match up to 5% of salary compensation contributed by each employee, subject to limitations under the Internal Revenue Code of 1986, as amended (“IRC”). The company contribution to the ZSP for Mr. Alaix is lower than that of the other NEOs as he reached the IRC § 415 limit for contributions to the ZSP.

(ii)	The amounts shown in this column represent the sum of profit sharing and matching contributions under the Zoetis Supplemental Savings Plan (“ZSSP”). The ZSSP is discussed in more detail in the 2016 Non-Qualified Deferred Compensation Table.

(iii)	In connection with his role of President of International Operations, Mr. Lewis was on assignment in Belgium from July 1, 2015 until May 30, 2016 and thereafter on assignment in Ireland. These assignments were at the company’s request and Mr. Lewis received benefits in line with those that are generally available to all Zoetis employees serving in international assignments. In 2016 these benefits included $235,616 for housing and living costs, $60,600 for home-finding and relocation services for his move from Belgium to Ireland, $22,167 for education for his children residing with him and taxes of $538,098 paid by the company for benefits related to his assignment.

(iv)	The amounts shown in this column include the imputed income related to Zoetis’ group term life insurance coverage in excess of $50,000.

(5)	Mr. Herendeen’s 2016 salary amount in the table above reflects compensation through his termination of employment date of August 18, 2016 and Mr. Herendeen’s 2014 salary reflects partial year cash compensation beginning on his date of hire on September 2, 2014. Mr. Herendeen forfeited all Stock Awards and Option Awards granted in 2014, 2015 and 2016, on his termination of employment date of August 18, 2016.

ZOETIS 2017 PROXY STATEMENT	47

EXECUTIVE COMPENSATION

2016 GRANTS OF PLAN-BASED AWARDS

The following table provides additional information about non-equity incentive awards and equity incentive awards granted to our NEOs during the fiscal year ended December 31, 2016. All stock options, RSUs and performance award units granted to our NEOs in 2016 were granted under the 2013 Equity and Incentive Plan and the applicable award agreements. See the discussion under the heading “Long-Term Incentives” in the CD&A for further information about these stock options, RSUs and performance award units.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards(3) ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name	Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Juan Ramón Alaix	Annual Incentive		0	1,322,500	2,645,000
	Stock Options (5)	2/19/2016								187,667	41.83	2,099,994
	Restricted Stock Units (5)	2/19/2016							50,203			2,099,991
	Performance Award Units (6)	2/19/2016				0	41,832	83,664				2,099,966
Glenn C. David	Annual Incentive		0	409,500	819,000
	Stock Options (5)	2/19/2016								8,191	41.83	91,657
	Restricted Stock Units (5)	2/19/2016							2,191			91,650
	Performance Award Units (6)	2/19/2016				0	1,826	3,652				91,665
	Stock Options (5)	8/22/2016								21,301	51.23	274,996
	Restricted Stock Units (5)	8/22/2016							5,367			274,951
	Stock Options (5)	12/6/2016								11,144	50.22	149,998
	Restricted Stock Units (5)	12/6/2016							2,986			149,957
Kristin C. Peck	Annual Incentive		0	445,463	890,926
	Stock Options (5)	2/19/2016								40,214	41.83	449,995
	Restricted Stock Units (5)	2/19/2016							10,757			449,965
	Performance Award Units (6)	2/19/2016				0	8,964	17,928				449,993
Clinton A. Lewis, Jr.	Annual Incentive		0	441,038	882,076
	Stock Options (5)	2/19/2016								35,746	41.83	399,998
	Restricted Stock Units (5)	2/19/2016							9,562			399,978
	Performance Award Units (6)	2/19/2016				0	7,968	15,936				399,994
Catherine A. Knupp	Annual Incentive		0	367,519	735,038
	Stock Options (5)	2/19/2016								32,767	41.83	366,663
	Restricted Stock Units (5)	2/19/2016							8,765			366,640
	Performance Award Units (6)	2/19/2016				0	7,304	14,608				366,661
Paul S. Herendeen	Annual Incentive		0	369,866	739,732
	Stock Options (5)	2/19/2016								59,577	41.83	666,667
	Restricted Stock Units (5)	2/19/2016							15,937			666,645
	Performance Award Units (6)	2/19/2016				0	13,280	26,560				666,656

(1)	These amounts represent the threshold, target and maximum non-equity incentive plan awards under the Zoetis Annual Incentive Plan for 2016.

(2)	These amounts represent the threshold, target and maximum share payouts under our performance award unit program for the performance period beginning January 1, 2016 and ending December 31, 2018. The payment for threshold performance is 0%, the target payout is equal to 100% of the granted units and represents the number of performance award units that may be earned for achieving the target level of the performance goal and the maximum payout is 200% of the target number of performance award units and represents the number of performance award units that may be earned for achieving the maximum level of the performance goal. Dividend equivalent units are accrued through the payout date and increase the target number of performance award units.

(3)	The exercise price of the stock options is the closing price of the company’s stock on the grant date.

(4)

The amounts shown in this column represent the award values as of the grant date, computed in accordance with FASB ASC Topic 718 based on the assumptions and methodologies set forth in Note 14 to the 2016 10-K. The stock options are shown using a Black-Scholes value of $11.19, $12.91 and $13.46 on the grant dates of February 19, 2016, August 22, 2016 and December 6, 2016, respectively. The RSUs

48	ZOETIS 2017 PROXY STATEMENT

EXECUTIVE COMPENSATION

are shown using the company’s grant date closing stock price of $41.83, $51.23 and $50.22 on February 19, 2016, August 22, 2016 and December 6, 2016, respectively. The performance award units are shown using a Monte Carlo simulation model value of $50.20 as of the grant date of February 19, 2016. For each NEO, the target grant date values of the stock option, RSU and performance award unit grants were intended to be equally weighted; however, there are slight differences in value due to rounding down upon the conversion from dollar values to a number of options or units using the grant date values.

(5)	These Zoetis stock option and RSU awards are subject to three-year cliff vesting and vest 100% on the third anniversary of the grant date.

(6)	These performance award units are subject to three-year cliff vesting and are earned based on achievement of a performance goal measured over a three-year performance period beginning January 1, 2016 and ending December 31, 2018. The performance goal is based on the company’s TSR results as compared to the TSR results of the companies comprising the S&P 500 Group. The number of shares paid under these performance award units, if any, ranges from 0% to 200% of the target number of shares (including accrued dividend equivalent units) and depends upon the extent to which the performance goal is achieved, as determined by the Committee after the end of the performance period.

ZOETIS 2017 PROXY STATEMENT	49

EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT 2016 FISCAL YEAR-END TABLE

The following table summarizes the Zoetis equity-based long-term incentive awards made to our NEOs that were outstanding as of December 31, 2016.

		Option Awards						Stock Awards
Name(1)	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)		Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested(2) (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)
Juan Ramón Alaix(7)	1/31/2013	285,306	—		26.00	(5)	1/31/2023	—		—
	3/4/2014		312,109	(4)	30.89		3/3/2024	82,701	(4)	4,426,985
	2/27/2015		159,954	(4)	46.09		2/26/2025	41,050	(4)	2,197,407	29,965	(6)	1,604,026
	2/19/2016		187,667	(4)	41.83		2/18/2026	50,503	(4)	2,703,426	42,082	(6)	2,252,649
	Total	285,306	659,730					174,254		9,327,818	72,047		3,856,675
Glenn C. David	3/4/2014		16,385	(4)	30.89		3/3/2024	4,341	(4)	232,374
	9/2/2014		—		—		—	4,300	(4)	230,179
	2/27/2015		7,712	(4)	46.09		2/26/2025	1,979	(4)	105,936	1,444	(6)	77,297
	2/19/2016		8,191	(4)	41.83		2/18/2026	2,204	(4)	117,980	1,837	(6)	98,335
	8/22/2016		21,301	(4)	51.23		8/21/2026	5,377	(4)	287,831
	12/6/2016		11,144	(4)	50.22		12/5/2026	2,986	(4)	159,841
	Total	—	64,733					21,187		1,134,141	3,281		175,632
Kristin C. Peck(7)	1/31/2013	79,885	—		26.00	(5)	1/31/2023	—		—
	3/4/2014		78,651	(4)	30.89		3/3/2024	20,840	(4)	1,115,565
	2/27/2015		37,132	(4)	46.09		2/26/2025	9,529	(4)	510,087	6,956	(6)	372,355
	2/19/2016		40,214	(4)	41.83		2/18/2026	10,821	(4)	579,248	9,017	(6)	482,680
	Total	79,885	155,997					41,190		2,204,900	15,973		855,035
Clinton A. Lewis, Jr.(7)	1/31/2013	42,796	—		26.00	(5)	1/31/2023	—		—
	3/4/2014		46,816	(4)	30.89		3/3/2024	12,404	(4)	663,986
	2/27/2015		28,563	(4)	46.09		2/26/2025	7,330	(4)	392,375	5,351	(6)	286,439
	2/19/2016		35,746	(4)	41.83		2/18/2026	9,619	(4)	514,905	8,016	(6)	429,096
	Total	42,796	111,125					29,353		1,571,266	13,367		715,535
Catherine A. Knupp(7)	1/31/2013	42,796	—		26.00	(5)	1/31/2023	—		—
	3/4/2014		46,816	(4)	30.89		3/3/2024	12,404	(4)	663,986
	2/27/2015		28,563	(4)	46.09		2/26/2025	7,330	(4)	392,375	5,351	(6)	286,439
	2/19/2016		32,767	(4)	41.83		2/18/2026	8,817	(4)	471,974	7,348	(6)	393,338
	Total	42,796	108,146					28,551		1,528,335	12,699		679,777

(1)	Mr. Herendeen’s long-term incentive awards were forfeited as of his termination of employment date of August 18, 2016.

(2)	These amounts are shown rounded to the nearest whole unit and include accrued dividend equivalent units applied after the grant date.

(3)	Based on Zoetis’ closing stock price on December 31, 2016, of $53.53.

(4)	These Zoetis stock option and RSU awards are subject to a three-year cliff vesting schedule and vest 100% on the third anniversary of the grant date.

(5)	Zoetis’ Initial Public Offering (“IPO”) stock price on February 1, 2013.

(6)	These performance award units are subject to three-year cliff vesting and are earned based on achievement of a performance goal over a three-year performance period beginning January 1, 2016 and ending December 31, 2018. The performance goal is based on the company’s TSR results as compared to the TSR results of the companies comprising the S&P 500 Group. The number of shares paid under these performance award units, if any, ranges from 0% to 200% of the target number of shares and depends upon the extent to which the performance goal is achieved, as determined by the Committee after the end of the performance period.

50	ZOETIS 2017 PROXY STATEMENT

EXECUTIVE COMPENSATION

(7)	Certain NEOs were Pfizer employees at the time of Zoetis’ IPO in February 2013 and continue to hold Pfizer 5- and 7- Year Total Shareholder Return Units (“TSRUs”). These TSRUs generally vest three years from the grant date and are settled on the fifth or seventh anniversary of the grant date, respectively. The value earned for each TSRU is equal to the difference between the settlement price (the 20-day average of the closing prices of Pfizer common stock ending on the settlement date) and the grant price (the closing price of Pfizer common stock on the date of grant) plus the value of dividend equivalents accumulated over the term. This value, if any, is converted into shares of Pfizer common stock by dividing it by the settlement price. Pfizer TSRUs outstanding held by our NEOs as of December 31, 2016 are summarized in the schedule below.

	Number of Securities Underlying Outstanding TSRUs Vested and Held by Each NEO as of December 31, 2016(a)
Grant Date	Juan Ramón Alaix	Kristin C. Peck	Clinton A. Lewis, Jr.	Catherine A. Knupp
2/24/2011(b)	35,058	21,966	7,510	7,510
2/23/2012(c)	53,635	22,916	7,010	6,740
2/23/2012(d)	45,468	19,427	5,942	5,714

(a)	Mr. David did not hold Pfizer TSRUs at December 31, 2016 and is not included in this table.

(b)	These Pfizer TSRUs have an exercise price of $18.90 and become payable on February 24, 2018.

(c)	These Pfizer TSRUs have an exercise price of $21.03 and become payable on February 23, 2017.

(d)	These Pfizer TSRUs have an exercise price of $21.03 and become payable on February 23, 2019.

ZOETIS 2017 PROXY STATEMENT	51

EXECUTIVE COMPENSATION

2016 OPTION EXERCISES AND STOCK VESTED TABLE

The following table provides information about the number and value of shares acquired upon vesting of RSUs and the stock options exercised by our NEOs during 2016.

	Option Awards			Stock Awards
Name(1)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(2)
Juan Ramón Alaix(8)	—	—		78,803	(3)	3,385,377
Glenn C. David(8)	14,265	370,403	(4)	3,940	(3)	169,262
Kristin C. Peck(8)	—	—		43,037	(5)	2,046,435
Clinton A. Lewis, Jr.(8)	—	—		18,433	(6)	854,176
Catherine A. Knupp(8)	—	—		18,250	(7)	844,591

(1)	Mr. Herendeen’s long-term incentive awards were forfeited as of his termination of employment date of August 18, 2016.

(2)	The amounts shown in the “Value Realized on Vesting” column were calculated by multiplying the number of vested RSUs by the Zoetis closing stock price on the vesting date ($42.96 on February 1, 2016, $52.38 on August 15, 2016).

(3)	These RSU awards were granted on January 31, 2013 and vested on February 1, 2016.

(4)	Mr. David exercised 14,265 stock options from his January 31, 2013 grant (grant price of $26.00) on August 11, 2016 at a market price of $51.97 per share.

(5)	22,064 RSUs vested on February 1, 2016 (grant date of January 31, 2013) and 20,973 RSUs vested on August 15, 2016 (grant date of August 15, 2013).

(6)	11,820 RSUs vested on February 1, 2016 (grant date of January 31, 2013) and 6,613 RSUs vested on August 15, 2016 (grant date of August 15, 2013).

(7)	11,820 RSUs vested on February 1, 2016 (grant date of January 31, 2013) and 6,430 RSUs vested on August 15, 2016 (grant date of August 15, 2013).

(8)	Certain NEOs were Pfizer employees at the time of Zoetis’ IPO in February 2013 and continue to hold Pfizer equity-based long-term incentive awards. The table below shows Pfizer stock options exercised in 2016 and Pfizer TSRUs that settled in 2016.

	TSRU Awards(b)		Option Awards
Name(a)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)
Juan Ramón Alaix	22,365	671,397	—		—
Glenn C. David	—	—	25,362	(c)	341,993	(c)
Kristin C. Peck	14,013	420,670	—		—
Clinton A. Lewis, Jr.	4,790	143,796	—		—
Catherine A. Knupp	4,790	143,796	—		—

(a)	Mr. Herendeen is not a former Pfizer employee and is not included in this table.

(b)	These 5-Year Pfizer TSRUs were granted on February 24, 2011, vested on February 24, 2014 and settled in Pfizer stock on February 24, 2016 at the Pfizer closing stock price of $30.02.

(c)	Mr. David exercised these Pfizer stock options granted February 24, 2011 (grant price $18.90): 12,000 on April 20, 2016 at a market price of $33.05 and 3,362 on May 19, 2016 at a market price of $33.36. On May 19, 2016, Mr. David exercised 10,000 Pfizer stock options granted February 23, 2012 (grant price $21.03) at a market price of $33.39.

52	ZOETIS 2017 PROXY STATEMENT

EXECUTIVE COMPENSATION

2016 NON-QUALIFIED DEFERRED COMPENSATION TABLE

The following table summarizes activity during 2016 and account balances in the Zoetis Supplemental Savings Plan (“ZSSP”) for our NEOs as of December 31, 2016. Amounts for our NEOs who were Pfizer employees at the time of the IPO include prior non-qualified Supplemental Savings Plan balances held by NEOs when they served as executives of Pfizer and transferred to the ZSSP.

Name	Plan(1)	Aggregate Balance at January 1, 2016(2) ($)	Executive Contributions in 2016(3) ($)	Company Contributions in 2016(4) ($)	Aggregate Earnings in 2016 ($)	Aggregate Withdrawals/ Distributions in 2016 ($)	Aggregate Balance as of December 31, 2016 ($)
Juan Ramón Alaix	Zoetis Supplemental Savings Plan	4,421,912	1,296,423	256,317	498,534	—	6,473,186
Glenn C. David	Zoetis Supplemental Savings Plan	286,943	49,778	47,289	42,108	—	426,118
Kristin C. Peck	Zoetis Supplemental Savings Plan	917,991	47,194	89,667	105,293	—	1,160,145
Clinton A. Lewis, Jr.	Zoetis Supplemental Savings Plan	251,627	52,064	82,435	38,495	—	424,621
Catherine A. Knupp	Zoetis Supplemental Savings Plan	985,929	136,888	63,873	88,070	—	1,274,760
Paul S. Herendeen	Zoetis Supplemental Savings Plan	126,423	50,608	74,024	22,244	—	273,299

(1)	The key features of the ZSSP are described in the CD&A under “Retirement Benefits”.

(2)	Amounts in this column that were reported in the Summary Compensation Table for the years 2014 and 2015 (combined) are as follows: Mr. Alaix: $2,446,430, Mr. David: $131,943, Ms. Peck: $251,750, Mr. Lewis: $176,071, Dr. Knupp: $284,987 and Mr. Herendeen: $126,357.

(3)	Executive contribution amounts shown in this column are included in the Summary Compensation Table for the year 2016.

(4)	Company contribution amounts shown in this column include profit sharing and company matching contributions and are reflected in the “All Other Compensation” column of the Summary Compensation Table. Company contribution amounts under the tax-qualified ZSP are also reflected in the “All Other Compensation” column of the Summary Compensation Table but not in the table above. Aggregate earnings are not reflected in the Summary Compensation Table.

ZOETIS 2017 PROXY STATEMENT	53

EXECUTIVE COMPENSATION

POTENTIAL PAYMENTS UPON EMPLOYMENT TERMINATION TABLE

The NEOs are eligible to receive benefits under the Zoetis Executive Severance Plan which provides for payment of severance benefits in the event of an involuntary termination of employment (other than for “Cause”) that is not in connection with a change in control of the company (“CIC”) and a higher level of benefits in the event of an involuntary termination of employment (other than for “Cause”) or a termination for “good reason” that is in connection with, or within 24 months after, a CIC. The amounts payable under the Zoetis Executive Severance Plan are summarized in the CD&A under “Severance”.

Treatment of long-term incentive awards upon termination of employment is in accordance with the terms of the Equity Plan and the long-term incentive award agreements, as described in the footnotes to the table below.

The following table shows the estimated benefits payable upon a hypothetical termination of employment under the Zoetis Executive Severance Plan and the Equity Plan under various termination scenarios, assuming the applicable termination occurred on December 31, 2016. Payment of severance benefits is contingent upon the execution of a release agreement.

Name	Description	Without Cause: Apart from a Restructuring Event or CIC ($)		Without Cause: Restructuring Event ($)		Without Cause or for Good Reason Upon or Within 24 Months Following a CIC ($)		Death or Disability ($)		Retirement ($)
Juan Ramón Alaix	Severance Amount	3,741,000	(1)	3,741,000	(1)	6,235,000	(6)	—		—
	Value of Benefits Continuation	15,918	(2)	15,918	(2)	23,877	(7)	—		—
	Value of Outplacement Services	9,000	(3)	9,000	(3)	9,000	(3)	—		—
	Equity Acceleration	14,763,012	(4)	18,387,645	(5)	23,636,381	(8)	23,636,381	(9)	14,763,012	(10)
	TOTAL	18,528,930		22,153,563		29,904,258		23,636,381		14,763,012
Glenn C. David	Severance Amount	994,500	(1)	994,500	(1)	1,989,000	(6)	—		—
	Value of Benefits Continuation	21,302	(2)	21,302	(2)	31,953	(7)	—		—
	Value of Outplacement Services	9,000	(3)	9,000	(3)	9,000	(3)	—		—
	Equity Acceleration	—		1,220,760	(5)	1,919,843	(8)	1,919,843	(9)	—
	TOTAL	1,024,802		2,245,562		3,949,796		1,919,843		—
Kristin C. Peck	Severance Amount	1,088,000	(1)	1,088,000	(1)	2,176,000	(6)	—		—
	Value of Benefits Continuation	21,638	(2)	21,638	(2)	32,457	(7)	—		—
	Value of Outplacement Services	9,000	(3)	9,000	(3)	9,000	(3)	—		—
	Equity Acceleration	—	(4)	4,426,909	(5)	5,587,389	(8)	5,587,389	(9)	—
	TOTAL	1,118,638		5,545,547		7,804,846		5,587,389		—
Clinton A. Lewis, Jr.	Severance Amount	1,088,000	(1)	1,088,000	(1)	2,176,000	(6)	—		—
	Value of Benefits Continuation	21,663	(2)	21,663	(2)	32,494	(7)	—		—
	Value of Outplacement Services	9,000	(3)	9,000	(3)	9,000	(3)	—		—
	Equity Acceleration	—	(4)	3,005,486	(5)	3,977,453	(8)	3,977,453	(9)	—
	TOTAL	1,118,663		4,124,149		6,194,947		3,977,453		—
Catherine A. Knupp	Severance Amount	901,000	(1)	901,000	(1)	1,802,000	(6)	—		—
	Value of Benefits Continuation	21,292	(2)	21,292	(2)	31,938	(7)	—		—
	Value of Outplacement Services	9,000	(3)	9,000	(3)	9,000	(3)	—		—
	Equity Acceleration	2,315,088	(4)	2,947,948	(5)	3,863,925	(8)	3,863,925	(9)	2,315,088	(10)
	TOTAL	3,246,380		3,879,240		5,706,863		3,863,925		2,315,088

(1)	These amounts represent severance payable under the Zoetis Executive Severance Plan, equal to 18 months’ base salary and target annual incentive for the year of termination for the CEO and equal to 12 months’ base salary and target annual incentive for the year of termination for the other NEOs, in each case, in the event of the executive’s involuntary termination of employment without Cause.

54	ZOETIS 2017 PROXY STATEMENT

EXECUTIVE COMPENSATION

(2)	These amounts represent the cost of 12 months of active health and life insurance coverage at the levels provided to the applicable named executive officer as of the date of termination of employment and assuming no increase in the cost of coverage.

(3)	These amounts represent the program fee for outplacement services for 12 months.

(4)	These amounts represent the value of Zoetis long-term incentive awards that vest on the executive’s involuntary termination of employment without Cause apart from a CIC or a Restructuring Event using Zoetis’ closing stock price of $53.53 on December 31, 2016. Executives that are not retirement-eligible upon termination of employment forfeit their unvested stock options, RSUs and performance award units. Executives that are retirement-eligible at the time of termination of employment receive Equity Acceleration treatment described under the “Retirement” column (Mr. Alaix and Dr. Knupp are retirement-eligible at December 31, 2016).

(5)	These amounts represent the value of Zoetis long-term incentive awards that vest on the executive’s involuntary termination of employment without Cause due to a Restructuring Event using Zoetis’ closing stock price of $53.53 on December 31, 2016. Upon termination, unvested stock options fully vest while unvested RSUs and performance award units will vest on a pro rata basis, with payout of performance award units being subject to achievement of performance goals to be determined after the end of the performance period. Stock option awards held for at least one year by retirement-eligible executives (Mr. Alaix and Dr. Knupp are retirement-eligible at December 31, 2016) will continue to vest under the original vesting schedule and have the remaining option term to exercise.

(6)	These amounts represent severance payable under the Zoetis Executive Severance Plan, equal to 30 months’ base salary and target annual incentive for the year of termination for the CEO and equal to 24 months’ base salary and target annual incentive for the year of termination for the other NEOs, in each case, in the event of the executive’s involuntary termination without Cause or for Good Reason upon or within 24 months after a CIC.

(7)	These amounts represent the cost of 18 months of active health and life insurance coverage at the levels provided to the applicable named executive officer as of the date of termination of employment and assuming no increase in the cost of coverage.

(8)	These amounts represent the value of Zoetis long-term incentive awards that vest upon a qualifying termination following a change in control using Zoetis’ closing stock price of $53.53 on December 31, 2016. In the event of the executive’s involuntary termination of employment without Cause or for Good Reason within 24 months after a CIC, all unvested awards will fully vest (performance award units vest at the target level).

(9)	These amounts represent the value of Zoetis long-term incentive awards that vest on termination of employment due to death or disability using Zoetis’ closing stock price of $53.53 on December 31, 2016. In the event of the executive’s termination of employment due to death or disability, all unvested awards will fully vest (performance award units vest at the target level).

(10)	These amounts represent the value of Zoetis long-term incentive awards that vest on termination of employment due to retirement (Mr. Alaix and Dr. Knupp are retirement-eligible at December 31, 2016) using Zoetis’ closing stock price of $53.53 on December 31, 2016 (and, with respect to performance award units, assuming achievement of performance goals at the target level). In the event of the executive’s termination of employment due to retirement, unvested stock options held for at least one year will continue to vest under the original vesting schedule and have the remaining option term to exercise, while RSUs and performance award units will vest on a pro rata basis, with payout of performance award units being subject to achievement of performance goals to be determined after the end of the performance period. Any awards held prior to the first anniversary of the date of grant will be forfeited in the event of a termination of employment due to retirement.

ZOETIS 2017 PROXY STATEMENT	55

EXECUTIVE COMPENSATION

EQUITY COMPENSATION PLANS

The following table shows shares reserved for issuance for outstanding awards granted under the company’s 2013 Equity and Incentive Plan as of December 31, 2016.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	7,536,949(1)	$33.23(2)	14,396,257
Equity compensation plans not approved by security holders	—	—	—
Total	7,536,949(1)	$33.23	14,396,257

(1)	Includes 5,370,784 stock options, 72,838 shares underlying deferred stock units (granted in 2013 and 2014 to non-employee directors), 1,792,988 shares underlying RSUs and 300,339 underlying performance award units.

(2)	The weighted-average exercise price is only applicable to stock options.

56	ZOETIS 2017 PROXY STATEMENT

AUDIT COMMITTEE MATTERS

RATIFICATION OF APPOINTMENT OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. At least annually, the Audit Committee reviews our accounting firm’s qualifications, performance and independence in accordance with regulatory requirements and guidelines in order to determine whether to reappoint such firm as our independent registered public accounting firm. Further, in conjunction with the upcoming mandated rotation of the audit firm’s lead engagement partner in 2017, the Chairman of the Audit Committee has been directly involved in the selection of KPMG’s lead engagement partner.

Based on its review, the Audit Committee has appointed KPMG as our independent registered public accounting firm for the year ending December 31, 2017. The Audit Committee and Zoetis’ Board of Directors believe that the continued retention of KPMG as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders. KPMG has served as our independent accounting firm continuously since 2013, and also audited our financial statements for 2011 and 2012, when we were wholly owned by Pfizer. We are asking shareholders to ratify the appointment of KPMG for 2017. If shareholders fail to ratify the appointment, the Audit Committee will reconsider the selection of such firm. One or more representatives of KPMG will be present at the Annual Meeting of Shareholders, will be given the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

ITEM 3 RECOMMENDATION: OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017.

KPMG FEES AND SERVICES

The following table sets forth the aggregate fees for professional services billed or to be billed by KPMG for the years ended December 31, 2016 and 2015 for the audits of our financial statements, and fees for other services rendered by KPMG during those periods.

	2016	2015
Audit services	$14,046,468	$13,298,150
Audit-related services	137,000	125,000
Tax services	586,700	656,171
Total fees	$14,770,168	$14,079,321

Audit services consist of fees for professional services for the audit or review of the company’s consolidated financial statements and for the audit of internal control over financial reporting, or for audit services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements, and, in 2015, comfort letters. Audit services includes reimbursement for direct out-of-pocket travel and other sundry expenses, which were approximately $400,000 for each of the years ended December 31, 2016 and 2015.

ZOETIS 2017 PROXY STATEMENT	57

AUDIT COMMITTEE MATTERS

Audit-related services consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the company’s consolidated financial statements and are not reported under Audit services, including audits of employee benefit plans, special procedures to meet certain statutory requirements and agreed-upon procedures related to contract compliance.

Tax services consist primarily of fees for tax advice and planning, and tax compliance including the review and preparation of statutory tax returns and other tax compliance related services.

POLICY ON PRE-APPROVAL OF AUDIT FIRM SERVICES

In 2013, subsequent to our Initial Public Offering and consistent with requirements of the SEC and the Public Company Accounting Oversight Board regarding auditor independence, the Audit Committee had responsibility for appointing, setting the compensation of and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to engagement of the independent registered public accounting firm for the next year’s audit, management submits for Audit Committee approval a list of services and related fees expected to be rendered during that year within each of four categories of services:

●	Audit services include audit work performed on the financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits and discussions surrounding the proper application of financial accounting and/or reporting standards.

●	Audit-related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including employee benefit plan audits and special procedures required to meet certain regulatory requirements.

●	Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax analysis; assistance with coordination of execution of tax-related activities, primarily in the area of corporate development; support of other tax-related regulatory requirements; and tax compliance and reporting.

●	All other services are those services not captured in the audit, audit-related or tax categories. The company generally does not request such services from the independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves independent registered public accounting firm services within each category, and the fees for each category are budgeted. The Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

All of the services relating to the fees set forth in the table for 2015 and 2016 were pre-approved by our Audit Committee in accordance with the above policy.

58	ZOETIS 2017 PROXY STATEMENT

AUDIT COMMITTEE MATTERS

REPORT OF THE AUDIT COMMITTEE

A key role of the Audit Committee is to assist the Board in its oversight of the company’s financial reporting, internal controls and audit functions. As set forth in the written charter of the Audit Committee, management of the company is responsible for the preparation, presentation and integrity of the company’s financial statements, the company’s accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The company has a full-time Internal Audit department that reports to the Audit Committee and management. This department is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of the company’s system of internal control.

The company’s independent registered public accounting firm, KPMG LLP (“KPMG”), is responsible for auditing the company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”), expressing an opinion on the conformity of the consolidated financial statements to U.S. generally accepted accounting principles (“U.S. GAAP”), and expressing an opinion on the effectiveness of the company’s internal controls over financial reporting.

In the performance of its oversight function, the Audit Committee met with KPMG, management and the company’s Chief Audit Executive to assure that all were carrying out their respective responsibilities. Both KPMG and the Chief Audit Executive had full access to the Audit Committee, including regular meetings without management present. In addition, the Audit Committee has reviewed and discussed the company’s audited financial statements with management and KPMG. The Audit Committee also has discussed with KPMG the matters required to be discussed under the auditing standards of the PCAOB, including the matters required by PCAOB Auditing Standard No. 16. Furthermore, the Audit Committee (i) has received from KPMG the written disclosures and letter required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence; (ii) has discussed with KPMG their independence from the company and its management; and (iii) has considered whether KPMG’s provision of non-audit services to the company is compatible with maintaining the auditors’ independence. All audit and non-audit services performed by KPMG must be specifically approved by the Audit Committee or a member thereof.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the company’s audited financial statements for the fiscal year ended December 31, 2016, be included in the company’s 2016 Annual Report on Form 10-K that was filed with the SEC on February 16, 2017. The Audit Committee also recommended, and the Board has approved, the appointment of KPMG as our independent auditors for the fiscal year ending December 31, 2017.

THE AUDIT COMMITTEE

Gregory Norden, Chair

Louise M. Parent

Robert W. Scully

William C. Steere, Jr.

ZOETIS 2017 PROXY STATEMENT	59

OWNERSHIP OF OUR COMMON STOCK

STOCK OWNERSHIP TABLES

The tables below show how many shares of Zoetis common stock certain individuals and entities beneficially owned on March 15, 2017. These individuals and entities are (1) owners of more than 5% of the outstanding shares of our common stock, (2) our current directors, (3) the executive officers named in the Summary Compensation Table on page 46 and (4) all current directors and executive officers as a group. A person has beneficial ownership of shares if the person has voting or investment power over the shares or the right to acquire such power within 60 days. Investment power means the power to direct the sale or other disposition of the shares. Each person has sole voting and investment power over the shares unless otherwise described below.

Name of Beneficial Owner	Number of Shares Owned	Percent of Class (%) (1)
5% Beneficial Owners:
BlackRock, Inc.(2)	33,943,989	6.90%
55 East 52nd Street
New York, NY 10022
T. Rowe Price Associates, Inc.(3)	41,237,906	8.39%
100 E. Pratt Street
Baltimore, MD 21202
The Vanguard Group(4)	32,198,134	6.55%
100 Vanguard Blvd.
Malvern, PA 19355

(1)	Percentages based on 491,691,279 shares outstanding on March 15, 2017.

(2)	Based on a Schedule 13G/A that BlackRock Inc. filed with the SEC on January 27, 2017, which contained information as of December 31, 2016. Such Schedule 13G/A states that BlackRock Inc. has sole voting power with respect to 29,182,510 shares of Zoetis common stock, sole dispositive power with respect to 33,943,989 shares of Zoetis common stock and shared voting and dispositive power with respect to 0 shares of Zoetis common stock.

(3)	Based on a Schedule 13G that T. Rowe Price Associates, Inc. filed with the SEC on February 7, 2017, which contained information as of December 31, 2016. Such Schedule 13G states that T. Rowe Price Associates, Inc. has sole voting power with respect to 12,052,660 shares of Zoetis common stock, sole dispositive power with respect to 41,237,906 shares of Zoetis common stock and shared voting and dispositive power with respect to 0 shares of Zoetis common stock.

(4)	Based on a Schedule 13G/A that Vanguard Group Inc. filed with the SEC on February 10, 2017, which contained information as of December 31, 2016. Such Schedule 13G/A states that The Vanguard Group has sole voting power with respect to 756,266 shares of Zoetis common stock and sole dispositive power with respect to 31,358,413 shares of Zoetis common stock; and together with its wholly-owned subsidiaries Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., has shared voting power with respect to 89,670 shares of Zoetis common stock and shared dispositive power with respect to 839,721 shares of Zoetis common stock.

60	ZOETIS 2017 PROXY STATEMENT

OWNERSHIP OF OUR COMMON STOCK

Name of Beneficial Owner	Common Stock(1)	Deferred Stock Units(2)	Vested Options(3)	Total
Directors and Named Executive Officers:
Paul M. Bisaro	—	—	—	—
Frank A. D’Amelio	5,000	9,435	—	14,435
Sanjay Khosla	—	9,435	—	9,435
Michael B. McCallister	9,000	10,199	—	19,199
Gregory Norden	3,075	10,199	—	13,274
Louise M. Parent	—	9,435	—	9,435
Willie M. Reed	—	4,640	—	4,640
Robert W. Scully	—	9,435	—	9,435
William C. Steere, Jr.	4,500	10,199	—	14,699
Juan Ramón Alaix	96,726	—	597,415	694,141
Glenn C. David	9,304	—	16,385	25,689
Paul S. Herendeen	71	—	—	71
Kristin C. Peck	36,334	—	158,536	194,870
Clinton A. Lewis, Jr.	33,007	—	89,612	122,619
Catherine A. Knupp	31,111	—	89,612	120,723
Directors and executive officers as a group (20 persons)(4)	300,203	72,980	1,154,412	1,527,594

(1)	Represents shares of our common stock and includes shares held by executive officers in our 401(k) plan.

(2)	Represents shares underlying vested deferred stock units and related dividend equivalent units held by non-employee directors, which directors have a right to acquire within 60 days after leaving our Board.

(3)	Represents shares underlying vested stock options granted to our executive officers pursuant to the Zoetis Inc. 2013 Equity and Incentive Plan.

(4)	The directors and executive officers as a group do not own more than 1% of the total outstanding shares based on 491,691,279 shares outstanding on March 15, 2017.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of 10% or more of our common stock to file reports with the SEC about their ownership of and transactions in our common stock. Based on our records and other information, we believe that all reports that were required to be filed under Section 16(a) during 2016 were timely filed.

ZOETIS 2017 PROXY STATEMENT	61

TRANSACTIONS WITH RELATED PERSONS

POLICY CONCERNING RELATED PERSON TRANSACTIONS

Our Board of Directors has adopted a written policy regarding the review, approval and ratification of transactions with related persons. This policy provides that the Board’s Corporate Governance Committee will review each transaction, arrangement or relationship in which we are a participant if the amount involved exceeds $120,000 and a “related person” has a direct or indirect material interest. In general, “related persons” are our directors and executive officers, shareholders beneficially owning more than 5% of our outstanding stock, and their immediate family members. We refer to such a transaction as a “related person transaction.”

The policy calls for every proposed related person transaction to be reviewed by the Corporate Governance Committee and, if deemed appropriate, approved by the Committee. The Committee is required to consider all of the relevant facts and circumstances, and to approve only those transactions that, in light of known circumstances, it determines to be in our best interests. If we become aware of an existing related person transaction which has not been reviewed and approved under the policy, the matter will be referred to the Committee, which will evaluate all available options, including ratification, revision or termination of the transaction.

Any member of the Corporate Governance Committee who has an interest in the transaction being reviewed may not participate in the review but may be counted towards a quorum of the Committee. The Chair of the Committee may review and approve a related person transaction if it is not practical or desirable to delay a review of a transaction until the next meeting of the committee, and then the Chair will report on the review to the Committee at its next regularly scheduled meeting.

A description of our related person transaction approval policy is available on our website at www.zoetis.com under About Us—Corporate Governance.

RELATED PERSON TRANSACTIONS

Since the beginning of 2016, we have not entered into any related person transactions.

62	ZOETIS 2017 PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

We are providing this proxy statement to you in connection with the solicitation of proxies by the Zoetis Board of Directors for the 2017 Annual Meeting of Shareholders and for any adjournment or postponement thereof. We mailed our proxy materials on or about March 31, 2017 and filed our proxy materials with the SEC on March 31, 2017.

ANNUAL MEETING INFORMATION

We are holding our 2017 Annual Meeting of Shareholders at 10:00 a.m. Eastern Time on Thursday, May 11, 2017, at the Hilton Short Hills in Short Hills, New Jersey. We invite you to attend in person.

We do not require tickets for admission to the meeting, but we do limit attendance to shareholders of record on the record date, March 17, 2017, or their proxy holders. Please bring proof of your common stock ownership, such as a current brokerage statement, and photo identification. If you hold shares through a bank, broker, or other nominee (also known as shares held in “street name”), you must obtain a valid legal proxy, executed in your favor, from the holder of record if you wish to vote those shares at the meeting.

For security reasons, we will not permit cameras, camcorders, videotaping equipment, or other recording devices, or large packages, banners, placards, signs, or weapons in the meeting. Since seating may be limited, admission to the 2017 Annual Meeting of Shareholders will be on a first-come, first-served basis.

Only shareholders or their valid proxy holders may address the meeting.

We have arranged for a live audio webcast and a replay of our Annual Meeting to be accessible to the general public on the following website: http://investor.zoetis.com/events-presentations. Information from this website is not incorporated by reference into this proxy statement.

HOW TO VIEW PROXY MATERIALS ONLINE

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 11, 2017

Our proxy statement and 2016 Annual Report are available online at www.edocumentview.com/ZTS.

We are furnishing proxy materials to our shareholders primarily via “Notice and Access” delivery. On or about March 31, 2017, we mailed to our shareholders a notice of Internet availability of proxy materials. This notice contains instructions on how to access our proxy statement and 2016 Annual Report and vote online.

You will not receive a printed, paper copy of our proxy materials unless you request one. If you are a registered shareholder, you may request a paper copy of our proxy materials by calling 1 (866) 641-4276 or by sending an email, with your 15-digit control number in the subject line, to investorvote@computershare.com. If you are a “beneficial owner” of our shares (as defined below), you may request a paper copy of your proxy materials at www.proxyvote.com, or by calling 1 (800) 579-1639, or by sending an email, with your control number in the subject line, to sendmaterial@proxyvote.com.

ZOETIS 2017 PROXY STATEMENT	63

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

HOW TO VOTE

We encourage you to vote as soon as possible, even if you plan to attend the meeting in person. Your vote is important. You may vote shares that you owned as of the close of business on March 17, 2017, the record date for the 2017 Annual Meeting of Shareholders.

If you own shares registered directly in your name as the shareholder of record, you are a “record owner” and have the right to give your proxy directly to our vote tabulating agent. You may vote by proxy in the following ways:

By telephone	By calling 1 (800) 652-8683 (toll free) in the United States or Canada	24 hours a day until 4:00 a.m., Eastern Daylight Time, on May 11, 2017
By Internet	Online at www.envisionreports.com/ZTS	24 hours a day until 4:00 a.m., Eastern Daylight Time, on May 11, 2017
By mail	By returning a properly completed, signed and dated proxy card	Allow sufficient time for us to receive your proxy card before the date of the meeting

For telephone and Internet voting, you will need the 15-digit control number included on your notice or on your proxy card or in the e-letter.

If you own shares in street name or in a Zoetis benefit plan, the institution holding the shares is the record owner and you are a “beneficial owner” of those shares. You will receive voting instructions from your broker, bank, or plan trustee, and you may direct them how to vote on your behalf by complying with their voting instructions. Their instructions will include a control number for telephone and Internet voting, and applicable deadlines.

REVOCATION OF PROXIES

If you own shares registered directly in your name as the shareholder of record, you can revoke your proxy at any time before your shares are voted by:

●	Submitting a written revocation to our Corporate Secretary at Zoetis Inc., 10 Sylvan Way, Parsippany, NJ 07054;

●	Submitting a later-dated proxy;

●	Providing subsequent telephone or Internet voting instructions; or

●	Voting in person at the meeting.

If you hold your shares in street name, you must contact your broker, bank, or other nominee for specific instructions on how to change or revoke your vote.

Only the latest validly executed proxy that you submit will be counted.

VOTING AT THE MEETING

If you are a shareholder of record and wish to vote your shares in person at the meeting, you should so notify our Corporate Secretary when you arrive at the meeting. If you hold shares in street name and wish to vote your shares in person at the meeting, you must obtain a valid legal proxy, executed in your favor, from the holder of record. To obtain a valid legal proxy, you should contact your bank, broker, or other nominee.

64	ZOETIS 2017 PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

QUORUM AND REQUIRED VOTE

If a majority of the outstanding shares of our common stock entitled to vote at the meeting are represented, either in person or by proxy, then we will have a quorum and be able to conduct the business of the 2017 Annual Meeting of Shareholders. At the close of business on March 17, 2017, the record date for the 2017 Annual Meeting of Shareholders, 491,627,927 shares of our common stock were outstanding and entitled to vote. Each share is entitled to one vote on each matter to be voted upon at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining whether a quorum is present for the meeting.

The table below describes the vote requirements and the effect of abstentions and broker non-votes, as prescribed under our corporate governance documents and Delaware law, for the election of directors and the approval of the other Items on the agenda for the meeting.

Item	Vote Required	Effect of Abstentions and Broker Non-Votes*
Election of Directors	Majority of the votes cast (i.e., more votes “For” than “Against”)	Not considered as votes cast and have no effect on the outcome
Advisory Vote to Approve Our Executive Compensation (Say on Pay)	Majority of the votes cast	Not considered as votes cast and have no effect on the outcome
Ratification of Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for 2017	Majority of the votes cast	May be considered as votes cast

*	A broker non-vote occurs when a broker submits a proxy but does not vote on an Item because it is not a “routine” item under New York Stock Exchange rules and the broker has not received voting instructions from the beneficial owner of the shares. Your broker may vote without your instructions only on Item 3 — Ratification of Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for 2017, which is considered a “routine” matter.

EFFECT OF NOT CASTING YOUR VOTE

If we have received a proxy specifying your voting choice, your shares will be voted in accordance with that choice.

If you are a registered shareholder and you do not cast your vote, no votes will be cast on your behalf on any of the Items at the Annual Meeting. If you are a registered shareholder and sign and return a proxy card without specific voting instructions, or if you vote by telephone or via the Internet without indicating how you want to vote, your shares will be voted in accordance with the Board’s voting recommendations stated above.

If you hold your shares in street name, you will receive a voting instruction form that lets you instruct your bank, broker, or other nominee how to vote your shares. Under NYSE rules, if you do not provide voting instructions to your broker, the broker is permitted to exercise discretionary voting authority only on “routine” matters. The only “routine” item on this year’s Annual Meeting agenda is Item 3 — Ratification of Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for 2017. If you hold your shares in street name, and you wish to have your shares voted on all items in this proxy statement, you must complete and return your voting instruction form. If you do not return your voting instruction form, your shares will not be voted on any Items, except that your broker may vote in its discretion on Item 3.

ZOETIS 2017 PROXY STATEMENT	65

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

COST OF PROXY SOLICITATION

We will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials. We will also bear the cost of soliciting votes on behalf of the Board of Directors. Zoetis will provide copies of these proxy materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others so that they may forward these proxy materials to the beneficial owners. Our directors, officers, or employees may solicit proxies or votes for us in person, or by mail, telephone, or electronic communication. They will not receive any additional compensation for these solicitation activities. We will enlist the help of banks, brokers and other nominee holders in soliciting proxies for the Annual Meeting from their customers who are beneficial owners of our stock and will reimburse those firms for related out-of-pocket expenses. We have retained Saratoga Proxy Consulting, LLC, a professional proxy solicitation firm, to help us solicit proxies. Zoetis expects that it will pay Saratoga Proxy Consulting, LLC its customary fees, estimated to be approximately $15,000 in the aggregate, plus reasonable out-of-pocket expenses incurred in the process of soliciting proxies. Zoetis also has agreed to indemnify Saratoga Proxy Consulting, LLC against certain liabilities relating to or arising out of its engagement.

AVAILABILITY OF VOTING RESULTS

We will disclose the voting results in a Current Report on Form 8-K to be filed with the SEC following the 2017 Annual Meeting of Shareholders.

QUESTIONS

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor at the telephone numbers or address set forth below:

Saratoga Proxy Consulting, LLC

520 Eighth Avenue, 14th Floor

New York, NY 10018

Call Collect: 212-257-1311

Call Toll-Free: 888-368-0379

66	ZOETIS 2017 PROXY STATEMENT

INFORMATION ABOUT SUBMITTING SHAREHOLDER PROPOSALS AND OUR 2018 ANNUAL MEETING

Under our By-laws, shareholders must follow certain procedures to nominate a person for election as a director at an annual or special meeting, or to propose an item of business at an annual meeting. Under these advance notice procedures, shareholders must submit the proposed nominee or item of business by delivering a notice to our Corporate Secretary at our principal executive offices. We must receive the notice within the following deadlines:

●	We must receive notice of a shareholder’s intention to introduce a nomination or proposed item of business for an annual meeting not less than 90 days nor more than 120 days before the first anniversary of the prior year’s meeting. Under this provision, we must receive notice pertaining to the 2018 Annual Meeting no earlier than January 11, 2018, and no later than February 10, 2018.

●	However, if we hold the 2018 Annual Meeting on a date that is not within 25 days before or after the anniversary date of the 2017 Annual Meeting, we must receive the notice no later than the close of business on the tenth day after the earlier of the date we first provide notice of the meeting to shareholders or announce it publicly.

●	If we hold a special meeting to elect directors, we must receive a shareholder’s notice of intention to introduce a nomination no later than the close of business on the tenth day after the earlier of the date we first provide notice of the meeting to shareholders or announce it publicly.

Our By-laws provide that notice of a proposed nomination must include certain information about the shareholder and the nominee, as well as a written consent of the proposed nominee to serve if elected. A notice of a proposed item of business must include a description of the proposed business and the reason for bringing it to the meeting, any material interest of the proposing shareholder in the business and certain other information about the shareholder. In addition, the shareholder making the proposal must be a shareholder of record on both the date he or she provides the notice and the record date for the meeting, and either the shareholder or his or her qualified representative must appear in person at the meeting to present the nomination or proposed item of business.

Any notice that is received outside of the window specified above for proposed items of business, or that does not include all of the information required by our By-laws or comply with the other requirements of our By-laws, will not be brought before the meeting.

Additionally, our By-laws contain proxy access provisions to permit eligible shareholders — including qualifying groups of up to 20 shareholders that have continuously owned at least 3% of the company’s outstanding common stock for at least three years — to nominate director nominees constituting up to the greater of two directors or 20% of the number of directors serving on the Board, and have such nominees included in the company’s annual meeting proxy materials, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in our By-laws. Notice of proxy access director nominees must be received by our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days before the first anniversary of the prior year’s annual meeting. Under this provision, we must receive proxy access nominations notices pertaining to the 2018 Annual Meeting no earlier than January 11, 2018, and no later than February 10, 2018.

Under SEC rule 14a-8, if a shareholder wants us to include a shareholder proposal in our proxy statement for the 2018 Annual Meeting, our Corporate Secretary must receive the proposal at our principal executive offices no later than December 1, 2017, which is 120 calendar days before the one-year anniversary of the release date of our proxy statement for the 2017 Annual Meeting. If we change the date of our 2018 meeting by more than 30 days from the one-year anniversary of the 2017 meeting, then the deadline is a reasonable time before we print and send our proxy materials for the 2018 meeting. Any such proposal must comply with all of the requirements of SEC Rule 14a-8.

Shareholders should mail all nominations and proposals for our 2018 Annual Meeting to our Corporate Secretary at Zoetis Inc., 10 Sylvan Way, Parsippany, NJ 07054. You may obtain a copy of our By-laws from our Corporate Secretary

ZOETIS 2017 PROXY STATEMENT	67

INFORMATION ABOUT SUBMITTING SHAREHOLDER PROPOSALS AND OUR 2018 ANNUAL MEETING

at the same address. Our By-laws are also available online, as Exhibit 3.2 to our 2015 Annual Report on Form 10-K, which was filed with the SEC on February 24, 2016.

To reduce costs and be environmentally responsible, we have adopted an SEC-approved procedure called “householding.” Under this procedure, we may deliver a single copy of the notice of Internet availability of proxy materials and, if applicable, this proxy statement and the Annual Report, to multiple shareholders who share the same address unless we have received contrary instructions from an impacted shareholder at that address. Shareholders who participate in householding will continue to receive separate proxy cards. Upon written or oral request, we will promptly deliver a separate copy of the notice of Internet availability of proxy materials and, if applicable, this proxy statement and the Annual Report, to any shareholder at a shared address to which the company delivered a single copy of any of these documents. If you are a registered shareholder and would like to enroll in this service or receive individual copies of this year’s and/or future proxy materials, please contact our Corporate Secretary by mail at Zoetis Inc., 10 Sylvan Way, Parsippany, NJ 07054, or by phone at (973) 822-7000. If you hold shares in street name or in a Zoetis benefit plan, you may contact your brokerage firm, bank, broker-dealer, benefit plan provider, or other similar organization to request information about householding.

www.zoetis.com

68	ZOETIS 2017 PROXY STATEMENT

 FOR ANIMALS. FOR HEALTH. FOR YOU.

ZOETIS DISCOVERS, DEVELOPS, MANUFACTURES AND COMMERCIALIZES A

DIVERSE PORTFOLIO OF ANIMAL HEALTH MEDICINES AND VACCINES DESIGNED

TO MEET THE REAL-WORLD NEEDS OF VETERINARIANS AND THE LIVESTOCK

FARMERS AND COMPANION ANIMAL OWNERS THEY SUPPORT.

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 4:00 a.m., Eastern Time, on May 11, 2017.

Vote by Internet
• Go to www.envisionreports.com/ZTS
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board recommends a vote FOR all nominees and FOR Proposals 2 and 3.

1.	Election of Directors:														+
		For	Against	Abstain				For	Against	Abstain		For	Against	Abstain
	01 - Gregory Norden	☐	☐	☐	02 - Louise M. Parent			☐	☐	☐	03 - Robert W. Scully	☐	☐	☐

					For	Against	Abstain					For	Against	Abstain

2.	Advisory vote to approve our executive compensation (Say on Pay).				☐	☐	☐	3.	Ratification of appointment of KPMG LLP as our independent registered public accounting firm for 2017.			☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

∎	1 U P X	+

                                 02JGFB

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Zoetis Inc.

Notice of 2017 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — May 11, 2017

Michael B. McCallister, Heidi C. Chen and Katherine H. Walden, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Zoetis Inc. to be held on May 11, 2017, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposals 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Zoetis 2017 Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼
A	Proposals — The Board recommends a vote FOR all nominees and FOR Proposals 2 and 3.

1.	Election of Directors:														+
		For	Against	Abstain				For	Against	Abstain		For	Against	Abstain
	01 - Gregory Norden	☐	☐	☐	02 - Louise M. Parent			☐	☐	☐	03 - Robert W. Scully	☐	☐	☐

					For	Against	Abstain					For	Against	Abstain

2.	Advisory vote to approve our executive compensation (Say on Pay).				☐	☐	☐	3.	Ratification of appointment of KPMG LLP as our independent registered public accounting firm for 2017.			☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

∎	1 U P X	+

                                 02JGGB

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Zoetis Inc.

Notice of 2017 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — May 11, 2017

Michael B. McCallister, Heidi C. Chen and Katherine H. Walden, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Zoetis Inc. to be held on May 11, 2017, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposals 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)